UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant:  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CST BRANDS, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
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	4.	Date Filed:

CST BRANDS, INC.

One Valero Way

Building D, Suite 200

San Antonio, TX 78249

(210) 692-5000

April 21, 2014

Dear Stockholders:

I am pleased to invite you to join me, our Board of Directors and our senior leadership at the CST Brands’ 2014 Annual Meeting of Stockholders to be held on June 4, 2014, at 9:00 a.m., Central Time, at our CST Service Center located at One Valero Way, Building D, 4th Floor, San Antonio, TX 78249. We hope that you will be able to attend the meeting. The attached Notice of 2014 Annual Meeting of Stockholders and Proxy Statement will explain in detail matters on which action will be taken at the meeting.

While I hope you can join us in San Antonio, whether or not you attend in person, it is important that you vote your shares. We are offering multiple options for voting your shares. All holders may vote their shares by mail, telephone, Internet or at the 2014 Annual Meeting. Instructions on how to vote are found on page 2.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Georgeson Inc. toll free at (800) 932-9864.

Thank you for your continued support of CST Brands. I look forward to seeing many of you in San Antonio on June 4th.

Kimberly S. Bowers Chairman of the Board, Chief Executive Officer and President

CST BRANDS, INC.

CST Service Center

One Valero Way

Building D, 4th Floor

San Antonio, TX 78249

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, JUNE 4, 2014

9:00 a.m., Central Time

To the Stockholders of CST Brands, Inc.:

The 2014 Annual Meeting (“2014 Annual Meeting”) of Stockholders of CST Brands, Inc. will be held at the CST Service Center located at One Valero Way, Building D, 4th Floor, San Antonio, TX 78249, on Wednesday, June 4, 2014, at 9:00 a.m., Central Time. At the meeting you will be asked to:

(1)	Elect Roger G. Burton and Stephen A. Smith to the CST Brands Board of Directors for a term of three years;

The Board of Directors recommends you vote FOR each of the director nominees.

(2)	Ratify the selection of KPMG, LLP as CST Brands’ independent registered public accounting firm for the year ending December 31, 2014;

The Board of Directors recommends you vote FOR the ratification of the selection of KPMG, LLP.

(3)	Approve the Amended and Restated 2013 Omnibus Stock and Incentive Plan (“Amended Omnibus Plan”);

The Board of Directors recommends you vote FOR the Amended Omnibus Plan.

(4)	Approve, by advisory vote, a resolution on executive compensation;

The Board of Directors recommends you vote FOR the advisory vote to approve executive compensation.

(5)	Recommend, by advisory vote, the frequency of future advisory votes on executive compensation; and

The Board of Directors recommends you vote FOR one year.

(6)	Transact any other business that has been properly presented at the 2014 Annual Meeting in accordance with the provisions of the Company’s Amended and Restated Bylaws.

The foregoing items of business are more fully described in the Proxy Statement attached to, and part of, this notice.

Only stockholders of record at the close of business on April 14, 2014 are entitled to vote at the 2014 Annual Meeting and any adjournments or postponements thereof. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

We will make available for inspection a list of stockholders entitled to vote at the 2014 Annual Meeting at our offices, One Valero Way, Building D, Suite 200, San Antonio, TX 78249 for 10 days prior to the 2014 Annual Meeting. If you would like to review the stockholder list, please call our Investor Relations department at (800) 456-3533 to schedule an appointment.

By Order of the Board of Directors,

Cynthia P. Hill
Corporate Secretary

San Antonio, Texas

April 21, 2014

Important Notice Regarding the Availability of Proxy Materials for the

2014 Annual Meeting of Stockholders to be held June 4, 2014

This Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2013 are available at www.CSTBrands.com,

which does not have “cookies” that identify visitors to the site.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

Georgeson Inc.

480 Washington Blvd. 26th Floor

Jersey City, NJ 07310

Call Toll-Free (800) 932-9864

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 carefully before voting.

2014 ANNUAL MEETING OF STOCKHOLDERS

Date, Time and Place:

Wednesday, June 4, 2014

9:00 a.m., Central Time

CST Service Center, One Valero Way, Building D, 4th Floor, San Antonio, TX 78249

Record Date:

April 14, 2014

Voting:

Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. Instructions on how to vote are found on page 2.

Entry:

You are invited to attend the 2014 Annual Meeting only if you were a CST Brands stockholder as of the close of business on April 14, 2014, the Record Date, or hold a valid proxy for the 2014 Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, and a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

You will also need to present valid photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined in this Proxy Statement, you will not be admitted to the 2014 Annual Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the meeting. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or over the internet, by indicating your plans when prompted. If you decide to attend the meeting in person, upon your arrival you will need to register as a visitor with the registration desk at our CST Service Center located at One Valero Way, Building D, San Antonio, TX 78249. See the Proxy Statement for further instructions. Check-in will begin at 8:00 a.m., local time, and you should allow ample time for the check-in procedures.

Quorum:

The holders of a majority of the outstanding shares of common stock issued and entitled to vote at the 2014 Annual Meeting must be present in person or by proxy to establish a quorum for business to be conducted at the 2014 Annual Meeting. Abstentions and “broker non-votes” are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

A “broker non-vote” occurs when you fail to provide your broker with voting instructions and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal

i

is not a “routine” matter under NYSE rules. A broker non-vote may also occur if your broker fails to vote your shares for any reason. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as Proposal 1, the election of directors, and Proposals 3, 4 and 5. Because brokers require their customers’ direction to vote on such “non-routine” matters, it is critical that stockholders provide their brokers with voting instructions. Proposal 2, ratification of the selection of our independent registered public accounting firm, will be a “routine” matter for which your broker does not need your voting instruction in order to vote your shares.

Voting Matters:

Proposal		CST Brands Board Voting Recommendation	Page Reference (for more detail)
Management Proposals:
(1)	Election of Roger G. Burton and Stephen A. Smith as directors	FOR NOMINEES	7
(2)	Ratification of the selection of KPMG LLP as CST Brands’ independent registered public accounting firm for the year ending December 31, 2014	FOR	26
(3)	To approve the Amended and Restated 2013 Omnibus Stock and Incentive Plan (“Amended Omnibus Plan”)	FOR	29
(4)	To approve, by advisory vote, a resolution on executive compensation	FOR	37
(5)	To recommend, by advisory vote, the frequency of future advisory votes on executive compensation	FOR ONE YEAR	61

PROPOSAL ONE: ELECTION OF CLASS I DIRECTORS (Page 7)

The nominees for Director are: Roger G. Burton and Stephen A. Smith

Roger G. Burton. Mr. Burton, a director since April 2013, has been the chair of the Audit Committee. Mr. Burton will continue serving in the same capacity. Mr. Burton is a Certified Public Accountant. He served as a partner of Arthur Andersen LLP from 1981 to 2002. After retiring from Arthur Andersen LLP, Mr. Burton founded his own financial consulting, auditing and litigation support services firm, Roger G. Burton, CPA. Mr. Burton brings invaluable financial expertise to our Board. His pertinent experience, qualifications, attributes, and skills include public accounting and financial reporting expertise (including extensive experience as a CPA) and managerial experience attained from serving as chief executive of his own financial services firm.

Stephen A. Smith. Mr. Smith, a director since March 2014, currently serves as a member of the Audit Committee. Mr. Smith is the former co-CEO of the Toronto-based restaurant chain owner and operator, Cara Operations Limited, a Canadian company that operates several restaurant chains including: Harvey’s, Swiss Chalet, Kelsey’s, Milestones and Montana’s. Mr. Smith is a Chartered Professional Accountant (CPA, CA) in Canada and has extensive operational and managerial experience most recently with Cara. Previously, he served as CFO for the same company for a period of six years. Prior to joining Cara, Mr. Smith served as Executive Vice President at Loblaw Companies Limited (George Weston Limited) and Price Waterhouse. Mr. Smith brings invaluable financial expertise to our Board, especially in relation to our Canadian operations. His pertinent experience, qualifications, attributes, and skills include public accounting and financial reporting expertise (including extensive experience as a CPA) and managerial experience attained from serving as chief executive of Cara.

The Board of Directors recommends that stockholders vote FOR these nominees to the Board of Directors.

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PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Page 26)

We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Set forth below is summary information with respect to the fees paid or accrued by us for the audit and other services provided by KPMG LLP during 2013.

2013
Audit Fees	$978,178
Audit-Related Fees	0
Tax Fees	0
Other Fees	0

Total Fees	$978,178

The Board of Directors recommends that stockholders vote FOR this ratification.

PROPOSAL THREE: APPROVAL OF THE AMENDED AND RESTATED 2013 OMNIBUS STOCK AND INCENTIVE PLAN (Page 29)

We are asking our stockholders to approve the CST Brands’ Amended and Restated 2013 Omnibus Stock and Incentive Plan (“Amended Omnibus Plan”), which has been amended to, among other things, reduce the percentage of available shares from 70% under the existing 2013 Omnibus Stock Incentive Plan (“Existing Omnibus Plan”) to 65% pursuant to which awards may be made under the Amended Omnibus Plan in the form of full value shares, to clarify certain provisions relating to performance based awards and to implement certain administrative amendments.

The Board of Directors recommends that stockholders vote FOR the amendment and restatement of the Existing Omnibus Plan.

PROPOSAL FOUR: ADVISORY VOTE ON EXECUTIVE COMPENSATION (Page 37)

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our Named Executive Officers for 2013. Our executive compensation program and compensation paid to our Named Executive Officers are described in the Compensation Discussion and Analysis section starting on page 38 of this Proxy Statement. The Compensation Committee is responsible for executive compensation and works to structure a compensation plan that reflects CST Brands’ underlying compensation philosophy of aligning the interests of our Named Executive Officers with those of our stockholders. For more information related to compensation see pages 37 to 60.

The Board of Directors recommends that stockholders vote FOR the advisory vote approving executive compensation.

PROPOSAL FIVE: FREQUENCY OF ADVISORY VOTE ON COMPENSATION (Page 61)

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to the future frequency of the advisory vote of compensation awarded to our Named Executive Officers.

The Board of Directors recommends that stockholders vote ONE YEAR for the frequency of future advisory votes on executive compensation.

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CST BRANDS, INC.

One Valero Way, Building D, Suite 200

San Antonio, Texas 78249

(210) 692-5000

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2014

The Board of Directors of CST Brands, Inc. (“we”, “our”, “CST Brands” or the “Company”) is soliciting proxies to vote shares of common stock at the 2014 Annual Meeting of Stockholders of CST Brands (“2014 Annual Meeting”). The 2014 Annual Meeting will be held at 9:00 a.m., Central Time, on Wednesday, June 4, 2014, at the CST Service Center located at One Valero Way, Building D, 4th Floor, San Antonio, TX 78249, and at any adjournment thereof.

This Proxy Statement and the accompanying proxy materials including the proxy card are first being distributed and made available to stockholders on or about April 21, 2014, the mailing date. For ten days prior to the 2014 Annual Meeting, a complete list of stockholders entitled to vote at the 2014 Annual Meeting will be available for examination by any stockholder for any purpose relevant to the 2014 Annual Meeting during regular business hours at CST Brands’ offices, located at the address set forth above. If you would like to review the stockholder list, please call our Investor Relations department at (800) 456-3533 to schedule an appointment.

Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders of CST Brands. The Notice of 2014 Annual Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the year ended December 31, 2013 are available at http://www.astproxyportal.com/ast/18249/ and at the Company’s website http://www.cstbrands.com/en-us/investors.

Record Date; Shares Entitled To Vote; Quorum: Only holders of common stock of the Company (“Common Stock”) as of the close of business on April 14, 2014, (the “Record Date”), are entitled to vote at the 2014 Annual Meeting. Stockholders are entitled to one vote for each share of Common Stock held as of the Record Date. On the Record Date, there were 75,759,786 shares of Common Stock issued and outstanding, which were held by approximately 5,770 holders of record. The holders of a majority of the outstanding shares of CST Brands common stock issued and entitled to vote at the 2014 Annual Meeting must be present in person or by proxy to establish a quorum for business to be conducted at the 2014 Annual Meeting. Abstentions and “broker non-votes” are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

A “broker non-vote” occurs when a stockholder fails to provide their broker with voting instructions and the broker does not have the discretionary authority to vote a stockholder’s shares on a particular proposal because the proposal is not a “routine” matter under NYSE rules. A broker non-vote may also occur if a stockholder’s broker fails to vote a stockholder’s shares for any reason. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as Proposal 1, the election of directors, and Proposals 3, 4 and 5. Because brokers require their customers’ direction to vote on such “non-routine” matters, it is critical that stockholders provide their brokers with voting instructions. Proposal 2, ratification of the selection of our independent registered public accounting firm, will be a “routine” matter for which your broker does not need your voting instruction in order to vote your shares.

PROXY MATERIALS AND VOTING INFORMATION

1.	Proxy materials and the definition of proxy

The proxy materials for our 2014 Annual Meeting of Stockholders include the Notice of 2014 Annual Meeting, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2013 (the “Form 10-K”) and a proxy card or voting instruction form. A Proxy Statement is a document that SEC’s regulations require us to give you when we ask for your vote. A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document also is called a proxy card.

2.	Difference between holding shares as a stockholder of record and as a beneficial owner

The proxies identified on the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares “FOR” the nominated director, “FOR” one year with respect to Proposal 4 and “FOR” each of the other proposals. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

Stockholder of Record. If your shares are registered directly in your name or with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2014 Annual Meeting. We have provided a proxy card for your use.

Beneficial Holder. If your shares are held in a brokerage account or by a bank, broker or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, in order to vote these shares in person at the meeting you must obtain a legal proxy from your broker, bank or other nominee. Your broker, bank or other nominee will provide a proxy card for your use.

3.	Shares included on the proxy card

If you are a stockholder of record, you will receive a notice of internet availability of the proxy materials. You may receive more than one notice; this means that you have multiple accounts at the transfer agent or at brokers. Please complete each of the proxies which you receive.

If you hold shares of Common Stock in the CST Brands, Inc. Savings Plan (“CST Brands Savings Plan”) and do not timely vote your shares or specify your voting instructions on your proxy card, the plan administrator will vote your shares in accordance with the terms of the plan. To allow sufficient time for voting by the plan administrator, if applicable, your voting instructions must be received by May 30, 2014.

If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your shares of Common Stock.

4.	Methods of Voting

You may vote your shares in person at the 2014 Annual Meeting or by proxy. There are three ways to vote by proxy: (1) by Internet by following the instructions on this Notice or proxy card, (2) by telephone by calling 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions, or (3) by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card in the envelope provided with our proxy card. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Beneficial owners may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions with the proxy materials.

Vote In Person. All stockholders of record may vote in person at the meeting, only if you were a CST Brands stockholder as of the close of business on the Record Date, or you hold a valid proxy for the 2014 Annual Meeting. If you are a beneficial owner and want to vote your shares at the 2014 Annual Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. You will need to provide proof of beneficial ownership as of the Record Date, such as your account statement, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

Vote By Internet. All stockholders of record can vote through the Internet, by going to the web address http://www.voteproxy.com and following the instructions for Internet voting. Have your proxy card available when you access the web page. If you vote by Internet, please do not mail your proxy card. The deadline for voting electronically through the internet is 11:59 p.m., Eastern Time, on June 3, 2014.

Vote By Telephone. All stockholders of record can vote by telephone by dialing 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions. Have your proxy card available when you call. If you vote by telephone, please do not mail your proxy card. The deadline for voting by telephone is 11:59 p.m., Eastern Time, on June 3, 2014.

Vote by Written Proxy. All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a vote instruction form from your bank, broker or other nominee. Your vote, if delivered by mail, must be received by 11:59 p.m. Eastern Standard Time on June 3, 2014 in order to be counted.

5.	Voting choices for the proposals to be voted on at the 2014 Annual Meeting of Stockholders and voting standards

Proposal	Voting Choices and Board Recommendation	Voting Standard

Proposal 1: Election of Class I Directors	• vote in favor of nominees; • vote against nominees; or • abstain from voting with respect to nominees The Board recommends a vote FOR the nominees.	Majority of votes cast

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.	Majority of votes cast

Proposal 3: Approval of the Amended Omnibus Plan.

•    vote in favor of the Amended Omnibus Plan ;

•    vote against the Amended Omnibus Plan; or

•    abstain from voting on the Amended Omnibus Plan.

The Board recommends a vote FOR approval of the Amended Omnibus Plan.

Majority of votes cast

Proposal 4: Advisory Vote on Executive Compensation

•    vote in favor of the advisory proposal;

•    vote against the advisory proposal; or

•    abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory vote to approve executive compensation.

Majority of votes cast

Proposal 5: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	• vote in favor of one year; • vote in favor of two years; • vote in favor of three years; or • abstain from voting on the advisory proposal. The Board recommends a vote FOR one year.	Majority of votes cast

6.	If a stockholder of record does not specify a choice for a matter when returning a proxy.

Stockholders of record should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•	FOR the election of all Director Nominees as set forth in this Proxy Statement;

•	FOR the proposal to ratify the selection of KPMG LLP as Independent Registered Public Accounting Firm;

•	FOR the Amended Omnibus Plan;

•	FOR the advisory vote to approve executive compensation; and

•	FOR one year for the frequency of future advisory votes on executive compensation.

7.	If a beneficial owner does not give voting instructions to his or her broker

If you are a beneficial owner, under the rules of the NYSE, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Non-Routine Items. The election of Directors, the approval of the Amended Omnibus Plan, the advisory vote to approve executive compensation, and the advisory vote on the frequency of the vote on executive compensation are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Routine (Discretionary) Items. The ratification of the selection of KPMG LLP as Independent Registered Accounting Firm is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

8.	Changing your vote

Whether you vote by telephone, internet or by mail, you can change or revoke your proxy before it is voted at the meeting by:

•	submitting a new proxy card bearing a later date;

•	voting again by telephone or the internet at a later time;

•	giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	attending the meeting and voting your shares in person.

9.	Availability of proxy materials

The Notice of 2014 Annual Meeting, Proxy Statement, Proxy Card and the Annual Report on Form 10-K for the year ended December 31, 2013 are available at http://www.astproxyportal.com/ast/18249/. In addition, stockholders are able to access these documents on the Company’s website http://www.cstbrands.com/en-us/investors.

In connection with its 2014 Annual Meeting of Stockholders, CST Brands has elected to use the Notice of Internet Availability of Proxy Material to inform stockholders of among other matters:

•	information regarding the date and time of the 2014 Annual Meeting of stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted at: http://www.astproxyportal.com/ast/18249/ and http://www.cstbrands.com/en-us/investors; and

•	various means by which a stockholder can request paper copies of the proxy materials.

We are pleased to take advantage of the SEC rule allowing companies to furnish proxy materials to their stockholders over the internet. We believe that internet availability of proxy materials allows us to save some trees and operating expenses and get you more room in your mailbox at the same time. We call that a “win win” situation. However, paper copies of the proxy materials are available upon your request. They will be mailed within three business days of receipt of your request and by first class mail.

10.	Tabulator of votes

We have retained AST to be the independent tabulator to receive and tabulate the proxies as well as the independent inspector of election to certify the results.

11.	Announcement of voting results

Preliminary results will be announced at the 2014 Annual Meeting. The Company will report the final results on the Form 8-K filed with the SEC.

12.	Solicitation of Proxies and its Cost

The cost of soliciting proxies in the accompanying form will be borne by CST Brands. Proxies may be solicited by mail, telephone, fax, email, press releases, press interviews or the Company’s Investor Relations website. In addition to solicitations by mail, a number of officers, directors and regular employees of ours may, at no additional expense to us, solicit proxies in person or by telephone. We have hired Georgeson Inc. to assist in the solicitation of proxies at a base fee or $9,500, plus additional amounts, which will vary depending upon the extent of services actually performed by Georgeson, plus reimbursement for reasonable out-of-pocket expenses. Our officers and employees may solicit proxies personally, by telephone or other telecommunications with some stockholders if proxies are not received promptly. We will also make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

For participants in the CST Brands Savings Plan, the proxy card will represent (in addition to any shares held individually of record by the participant) the number of shares allocated to the participant’s account in the CST Brands Savings Plan. For shares held by the CST Brands Savings Plan, the proxy card will constitute an instruction to the trustee of the plan on how to vote those shares. Shares for which instructions are not received may be voted by the plan administrator per the terms of the plan.

If you have any questions about voting your shares, please contact our proxy solicitor, Georgeson Inc., toll free at (800) 932-9864.

13.	Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials, unless the stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. This is known as householding.

CST Brands has decided to use this householding process in all of our future stockholder communications. You have received notice of this decision in the package including the Notice of Internet Availability of Proxy Material. Accordingly, unless we hear otherwise from you (or we elect to stop householding) you and members of your household will receive only one copy of all of our future stockholder communications, with the exception that we will continue to provide you with a separate proxy card for each registered stockholder account.

If you wish to receive individual copies of any stockholder communications, please contact AST at either (800) 937-5449 or via email at info@amstock.com within the next 60 days. Additionally, if you decide later on that you miss the stacks of paper and multiple copies, you can always change your mind and revoke your consent at any time by contacting AST.

Beneficial owners should contact their broker or bank if they do not wish to participate in their householding programs.

14.	Attending the 2014 Annual Meeting of Stockholders in Person

All attendees will need to bring a photo ID to gain admission. Attendance at the meeting is limited to stockholders as of the Record Date (April 14, 2014) or their authorized named representatives.

•	Stockholders of record: If you are a stockholder of record and receive your proxy materials by mail, your proxy card is needed for admission.

•	Beneficial owners: If you are a beneficial owner, bring the notice or voting instruction form you received from your bank, broker or other nominee to be admitted to the meeting. You also may bring your brokerage statement reflecting your ownership of Common Stock as of April 14, 2014 with you to the meeting. Please note that you will not be able to vote your shares at the meeting without a legal proxy.

If you have questions regarding these admission procedures, please call our Investor Relations team at (800) 456-3533.

PROPOSAL ONE

ELECTION OF CLASS I DIRECTORS

CST Brands’ Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting. At this year’s meeting, two Class I directors, whose current terms expire in 2014, are to be elected for a term of three years to hold office until the expiration of the next term for Class I directors in 2017, or until a successor has been elected and duly qualified. The nominees for Class I director are Roger G. Burton and Stephen A. Smith, both current directors of CST Brands.

The director nominees named in this Proxy Statement have agreed to serve as directors if elected, and we have no reason to believe that they will be unable to serve. In the event that before the 2014 Annual Meeting the nominees named in this Proxy Statement should become unable or unwilling to serve, the persons named in the enclosed proxy will vote the shares represented by any proxy received by our Board of Directors for such other person or persons as may thereafter be nominated for director by the Nominating and Governance Committee and our Board of Directors. Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected.

The enclosed proxy card provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominees for director. In determining whether this item has received the required number of affirmative votes, abstentions will have no effect. Non-votes are not considered votes cast “for” or “against” this proposal at the 2014 Annual Meeting and will have no effect on the approval to elect directors.

Board of Directors

The following table sets forth the names, ages, positions and class of the directors of CST Brands. The term of the Class I directors expires in 2014 (and are nominated for election for a new three-year term as noted herein), the term of the Class II directors expires in 2015 and the term of the Class III directors expires in 2016.

Name and Municipality of Residence	Age as of 12/31/2013	Positions	Board Class
Kimberly S. Bowers San Antonio, Texas	49	Director, Chief Executive Officer and President, CST Brands, Inc.	Class II
Donna M. Boles Morris Township, New Jersey	60	Director	Class II
Roger G. Burton San Antonio, Texas	66	Director	Class I
Ruben M. Escobedo San Antonio, Texas	76	Director	Class III
Denise Incandela New York, New York	49	Director	Class III
William G. Moll San Antonio, Texas	76	Director	Class III
Alan Schoenbaum San Antonio, Texas	56	Director	Class III
Stephen A. Smith Toronto, Ontario, Canada	56	Director	Class I
Michael H. Wargotz New York, New York	55	Director	Class II

Director Nominees

Roger G. Burton. Mr. Burton is a Certified Public Accountant. He served as a partner of Arthur Andersen LLP from 1981 to 2002. After retiring from Arthur Andersen LLP, Mr. Burton founded his own financial consulting, auditing and litigation support services firm, Roger G. Burton, CPA. Mr. Burton, who serves on our Audit Committee, brings invaluable financial expertise to our Board. His pertinent experience, qualifications, attributes, and skills include public accounting and financial reporting expertise (including extensive experience as a CPA) and managerial experience attained from serving as chief executive of his own financial services firm. Mr. Burton was elected to CST Brands’ Board of Directors in April 2013.

Stephen A. Smith. Mr. Smith is the former co-CEO of the Toronto-based restaurant chain owner and operator, Cara Operations Limited, a Canadian company that operates several restaurant chains including: Harvey’s, Swiss Chalet, Kelsey’s, Milestones and Montana’s. Mr. Smith is a Chartered Professional Accountant (CPA, CA) in Canada and has extensive operational and managerial experience, most recently with Cara. Previously, he served as CFO for the same company for a period of six years. Prior to joining Cara, Mr. Smith served as Executive Vice President at Loblaw Companies Limited (George Weston Limited) for twenty-two years and Price Waterhouse. Mr. Smith brings invaluable financial, operational and managerial expertise to our Board, especially in relation to our Canadian operations. His pertinent experience, qualifications, attributes, and skills include public accounting and financial reporting expertise (including extensive experience as a CPA) and managerial experience attained from serving as chief executive of Cara. Currently Mr. Smith serves as a director and chair of the Audit and Finance Committee for the Metro Toronto Convention Center and St. Michael’s Hospital Foundation. Mr. Smith was elected to CST Brands’ Board of Directors in March 2014.

The Board of Directors recommends a vote “FOR” the Board’s nominees for Class I Director.

Directors with Terms Expiring in 2015 and 2016

Donna M. Boles. Ms. Boles, prior to her retirement, was Senior Vice President, Human Resources of Becton, Dickinson and Company, a global medical technology company, from 2005 until August 31, 2013. Prior to that, Ms. Boles served as Vice President, Human Resources for the BD Medical division since 2001. She joined Becton, Dickinson and Company in 1973 and served in progressively responsible roles across multiple business segments since. Ms. Boles’ pertinent experience, qualifications, attributes and skills include the knowledge and management experience (including extensive experience in executive compensation and leadership succession planning) she has attained through her years of service as an officer of a global, publicly traded corporation. Ms. Boles was elected to CST Brands’ Board of Directors in April 2013.

Kimberly S. Bowers. Ms. Bowers’ biographical information is provided below under the caption “Named Executive Officers.” Ms. Bowers’ pertinent experience, qualifications, attributes and skills include the knowledge and experience she has attained through her service, with extensive and varied responsibilities, as an executive officer of Valero Energy Corporation (“Valero”) for more than six years and the knowledge and experience she has attained from her service on another public company board. Ms. Bowers was elected to CST Brands’ Board of Directors in November 2012.

Ruben M. Escobedo. Mr. Escobedo is a Certified Public Accountant. He owned and operated his public accounting firm, Ruben Escobedo & Company, CPAs, in San Antonio, Texas since its formation in 1977 through 2007. Mr. Escobedo also serves as a director of Cullen/Frost Bankers, Inc., a position he has held since 1996, and he has served as a director of Valero from 1994 to May 2014 including service as the Chairman of the Audit Committee and a member of the Executive Committee. Mr. Escobedo’s pertinent experience, qualifications, attributes, and skills include public accounting and financial reporting expertise (including extensive experience as a CPA), managerial experience attained from serving as chief executive of his own accounting firm, the knowledge and experience he has attained from service on the boards of Cullen/Frost Bankers, Inc. and Valero. Mr. Escobedo was elected to CST Brands’ Board of Directors in April 2013.

Denise Incandela. Ms. Incandela is President of Digital and Global E-commerce for the Ralph Lauren Corporation where she oversees global e-commerce, digital marketing, social media, customer relationship marketing, customer analytics, and all omni channel initiatives. Previously, Ms. Incandela served as the Executive Vice President and Chief Marketing Officer of Saks Fifth Avenue, where she oversaw Saks Direct and Saks Fifth Avenue’s marketing programs including, advertising, sales promotions, loyalty, digital marketing / social media, customer analytics and market research. She joined Saks in 1999 to build and launch Saks.com from the ground up and was instrumental in driving Saks’ significant digital presence and e-commerce growth. Previously, Ms. Incandela worked at McKinsey & Company’s New York Office, where she was a leader of their Retail practice and served Saks Fifth Avenue as a consultant for five years. Prior to joining McKinsey, Ms. Incandela worked at Shearson Lehman Brothers and American Express. Ms. Incandela is also a member of the Board of Advisors for The Wharton School’s Jay H. Barker Retailing Center. Ms. Incandela’s pertinent experience, qualifications, attributes and skills include management experience, retail expertise, and perspective gained through her positions described above. She was elected to CST Brands’ Board of Directors in June 2013.

William G. Moll. Mr. Moll, prior to his retirement, was President and Chief Executive Officer of Alamo Public Telecommunications Council (KLRN-TV, San Antonio, Texas) from 2009 to 2012. From 2000 to 2009, Mr. Moll served in various roles at Clear Channel Communications, Inc., including as President and Chief Executive Officer of Clear Channel Television from 2000 to 2006 and as Chairman of Clear Channel Television from 2006 to 2009. Mr. Moll’s pertinent experience, qualifications, attributes, and skills include the knowledge and experience (particularly his expertise in communications and advertising) he has attained through his years of service as an officer of publicly traded corporations and telecommunications organizations. Mr. Moll was elected to CST Brands’ Board of Directors in April 2013.

Alan Schoenbaum. Mr. Schoenbaum is our lead independent director. Prior to his retirement, Mr. Schoenbaum was Senior Vice President and General Counsel at Rackspace Hosting, Inc., a publicly traded cloud computing company based in San Antonio, Texas, from December 2005 until February 2014. He is currently serving as special counsel to Rackspace. Prior to joining Rackspace, Mr. Schoenbaum was a partner at Akin Gump Strauss Hauer & Feld LLP. He has more than 25 years of experience in corporate and securities law and mergers and acquisitions. Mr. Schoenbaum’s pertinent experience, qualifications, attributes, and skills include the knowledge and experience (particularly his expertise in mergers and acquisitions) he has attained through his years of service as an officer of a publicly traded corporation and as partner of a major law firm. Mr. Schoenbaum was elected to CST Brands’ Board of Directors in April 2013.

Michael Wargotz. Mr. Wargotz has served since July 2011 as the Chairman of Axcess Ventures, an affiliate of Axcess Worldwide, a business development agency for prestige and ultra-luxury brands. From August 2010 to June 2011, Mr. Wargotz served as the Chief Financial Officer of The Milestone Aviation Group, LLC, a global aviation leasing company. From August 2009 to July 2010, Mr. Wargotz served as the Co-Chairman of Axcess Luxury and Lifestyle. From December 2006 to August 2009, Mr. Wargotz served as the Chief Financial Advisor of NetJets, Inc., an aviation services provider, and from June 2004 to November 2006, he was a Vice President of NetJets. Mr. Wargotz is a founding partner of Axcess Solutions, LLC, a strategic alliance, brand development and partnership marketing consulting firm, which originated in 2001. Mr. Wargotz also serves as a director of the publicly traded companies, Wyndham Worldwide Corporation and Resources Connection Inc. Mr. Wargotz’s pertinent experience, qualifications, attributes and skills include management experience, financial expertise, branding knowledge and compliance expertise and perspective gained through his responsibilities with the companies described above. Mr. Wargotz was elected to CST Brands’ Board of Directors in April 2013.

Governance Highlights

CST Brands’ governance is guided by core values that we have included as we build for the future—integrity, fairness, respect and ethical behavior. We believe that strength of our governance is key to our future success and we will continually review our practices to ensure effective collaboration of management and our Board to yield value for stockholders. Highlights of our governance include:

Board of Directors

✓	Strong Independent Lead Director (see page 14)

✓	9 Directors; 8 are independent

✓	44% of Directors are women or minorities

✓	All Committee members are independent

✓	Executive sessions of independent Directors at each regularly-scheduled meeting

✓	All current members of the Board of Directors attended all Board meetings and all of their respective Committee meetings in 2013

✓	Limited membership on other public company boards

✓	All Audit Committee members are “financial experts”

✓	Board self-assessments

✓	No former employees serve as Directors

Stockholder Interests

✓	Majority voting standard for uncontested Director elections

✓	No exclusive forum selection clause

✓	Annual advisory vote to ratify independent auditor (see page 26)

Composition of the Board of Directors

The Company believes that its Board as a whole should encompass a diverse range of talent, skill, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and business goals. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company’s policy is to have at least a majority of its directors qualify as “independent” as determined in accordance with the listing standards of NYSE and Rule 10A-3 of the Exchange Act.

The Nominating and Governance Committee solicits recommendations for potential Board candidates from a number of sources, including members of the Board, our executive officers, professional colleagues, individuals personally known to the members of the Board, and third-party executive search firms. In addition, the Nominating and Governance Committee will consider candidates recommended by stockholders. In evaluating candidates, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidates. The Nominating and Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder or another source.

The Nominating and Governance Committee considers a number of factors in its evaluation of director candidates, including the members of our Board of Directors eligible for reelection, the current size and composition of the Board and the needs of the Board and the respective committees of the Board. The

Nominating and Governance Committee also looks at such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service, and potential conflicts of interest. The Nominating and Governance Committee also considers diversity concepts such as race, gender, and national origin, professional experience and differences in viewpoints and skills. The Nominating and Governance Committee does not have a formal policy with respect to diversity; however the Board and the Nominating and Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration, the chairman or another member of the Nominating and Governance Committee would contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Governance Committee might be considering. Based on its initial evaluation, the Nominating and Governance Committee will determine whether to interview a proposed candidate and, if warranted, will recommend that one or more of its members, other members of the Board, or senior management, as appropriate, may conduct one or more interviews with the candidate. In certain instances, the Nominating and Governance Nominating and Governance Committee members or other Board members may request a background check, may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. After completing this process, the Nominating and Governance Committee ultimately determines which nominees to submit to the full Board for consideration and approval.

With respect to each of our current directors and director nominees, their biographies on pages 8 and 9 detail their individual experience together with their past and current board positions and experience.

Meeting Attendance

During the fiscal year ended December 31, 2013, the Board of Directors held three meetings, the Audit Committee held nine meetings; the Compensation Committee held six meetings and the Nominating and Governance Committee held three meetings. During 2013, each current member of the Board of Directors attended all Board and all applicable Committee meetings and, other than Ms. Bowers, our Chairman of the Board, President and Chief Executive Officer, each director received compensation for service to CST Brands for his or her role as director. See “Executive Compensation—Compensation of Directors.” CST Brands encourages, but does not require, directors to attend the 2014 Annual Meeting of stockholders; however, such attendance allows for direct interaction between stockholders and members of the Board of Directors.

Independent Directors

The Board presently has one member from our management, Kimberly S. Bowers, and 8 non-management directors. The Board determined the following non-management directors meet the independence requirements of the NYSE listing standards as set forth in the NYSE Listed Company Manual and Rule 10A-3 of the Exchange Act: Donna M. Boles, Roger G. Burton, Ruben M. Escobedo, Denise Incandela, William G. Moll, Alan Schoenbaum, Stephen A. Smith and Michael H. Wargotz. The Board’s Audit, Compensation, and Nominating and Governance Committees are composed entirely of directors who meet the independence requirements of the NYSE’s listing standards. Under the NYSE’s listing standards, no director qualifies as independent unless the Board affirmatively determines that he or she has no material relationship with CST Brands. Based upon information requested from and provided by each director concerning their background, employment, and affiliations, including commercial, banking, consulting, legal, accounting, charitable, and familial relationships, the Board has determined that, other than being a director and/or stockholder of CST Brands, each of the independent directors named above has either no relationship with CST Brands, either directly or as a partner, stockholder, or officer of an organization that has a relationship with CST Brands, or has only immaterial relationships with CST Brands, and is independent under the NYSE’s listing standards.

In accordance with the NYSE’s listing standards, the Board has adopted categorical standards or guidelines to assist the Board in making its independence determinations regarding its directors. These standards are published in Article I of the Company’s Corporate Governance Guidelines and are available on the CST Brands’ website at www.cstbrands.com under the “Corporate Governance” tab in the “Investor Relations” section. Under the NYSE’s listing standards, immaterial relationships that fall within the guidelines are not required to be disclosed in this Proxy Statement. An immaterial relationship falls within the guidelines if it:

•	is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the NYSE Listed Company Manual;

•	consists of charitable contributions by CST Brands to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2 percent of the organization’s gross revenue in any of the last three years;

•	consists of charitable contributions to any organization with which a director, or any member of a director’s immediate family, is affiliated as an officer, director, or trustee pursuant to a matching gift program of CST Brands and made on terms applicable to employees and directors; or is in amounts that do not exceed $1 million per year; and

•	is not required to be, and it is not otherwise, disclosed in this Proxy Statement.

Committees of the Board of Directors

CST Brands has standing Audit, Compensation and Nominating and Governance Committees. The members of the committees are as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Roger G. Burton (Chair) Ruben M. Escobedo Stephen A. Smith (1)	Donna M. Boles (Chair) Denise Incandela Alan Schoenbaum	Michael H. Wargotz (Chair) William G. Moll

(1)	Stephen A. Smith replaced Michael Wargotz effective March 13, 2014

Audit Committee

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has determined that each of Messrs. Burton (Chair), Escobedo and Smith are audit committee financial experts as defined by SEC rules. The Audit Committee Report, which begins on page 27, more fully describes the activities and responsibilities of the Audit Committee. Mr. Clay Killinger, our Chief Financial Officer, Ms. Tammy Floyd, our Vice President and Controller, and Mr. Kevin Sheehan, our Vice President of Internal Audit and Risk Management, and representatives from KPMG, LLP, the Company’s independent registered public accounting firm, generally attend each meeting. In addition, the representatives from KPMG, LLP and the Audit Committee meet in executive session at each meeting.

A more detailed discussion of the Audit Committee’s mission, composition and responsibilities is contained in the Audit Committee Charter, which is available on our website at www.cstbrands.com under the “Corporate Governance” tab in the “Investor Relations” section.

Compensation Committee

The Compensation Committee satisfies the independence requirements set forth in the applicable listing standards of the SEC and the NYSE and the requirements set forth in the Compensation Committee charter.

The Compensation Committee’s role is to establish and oversee CST Brands’ compensation and benefit plans and policies, administer its stock option plans, annually review and recommend to the independent members of our Board for approval all compensation decisions relating to CST Brands’ Chief Executive Officer, and annually review and approve all compensation decisions for our other Named Executive Officers.

The agenda for meetings of the Compensation Committee is determined by its Chair. The Company’s Human Resources department supports the Compensation Committee in the execution of its responsibilities. The Company’s Senior Vice President, Human Resources supervises the development of the materials for each Compensation Committee meeting, including market data, individual and Company performance metrics and compensation recommendations for consideration by the Compensation Committee. The Chair of the Compensation Committee reports decisions and recommendations on executive compensation to the independent members of the Board. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. For more information on the Compensation Committee’s processes and procedures, please see “Compensation Discussion and Analysis – Roles in Making Compensation Decisions – Compensation Committee,” “– Compensation Consultants,” and “– Management”.

A more detailed discussion of the Compensation Committee’s mission, composition and responsibilities is contained in the Compensation Committee Charter, which is available on CST Brands’ website at www.cstbrands.com under the “Corporate Governance” tab in the “Investor Relations” section.

Nominating and Governance Committee

The principal functions of the Nominating and Governance Committee include:

•	selecting and recommending director candidates to the Board of Directors to be submitted for election at the 2014 Annual Meeting of stockholders and to fill any vacancies on the Board of Directors;

•	recommending committee assignments to the Board of Directors;

•	reviewing and recommending to the Board of Directors appropriate corporate governance policies and procedures for the company; and

•	conducting an annual assessment of the qualifications and performance of the Board of Directors.

The Nominating and Governance Committee satisfies the independence requirements set forth in the applicable listing standards of the SEC and the NYSE and requirements set forth in the Nominating and Governance Committee charter.

A more detailed discussion of the Nominating and Governance Committee’s mission, composition and responsibilities is contained in the Nominating and Governance Committee Charter, which is available on our website at www.cstbrands.com under the “Corporate Governance” tab in the “Investor Relations” section.

Board Leadership Structure

As prescribed by the Company’s bylaws, the Chairman of the Board has the power to preside at all meetings of the Board. The Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman because she is the director most familiar with CST Brands’ business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board believes this provides an efficient and effective leadership model for CST Brands. The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy. Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, CST Brands’ Corporate Governance Guidelines do not establish this approach as a policy.

Our Board structure also fosters strong oversight by independent directors. Ms. Bowers is the only member of management (past or present) who serves on the Board, and all of our other directors are fully independent. Each of the Board’s committees is chaired by an independent director. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	a strong, independent director role;

•	regular executive sessions of the independent directors; and

•	annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

Our Board appoints a “Lead Director,” whose responsibilities include leading the meetings of the independent members of our Board outside the presence of management. Immediately following CST Brands becoming publicly traded in 2013, the Board appointed Mr. Schoenbaum to serve in this capacity to provide the Board with additional independent oversight. Our Board regularly meets in executive session outside the presence of management, generally at each Board meeting and Mr. Schoenbaum leads these regularly held executive sessions.

The Lead Director, working with committee chairpersons, sets the agenda and leads the discussion of regular meetings of the Board outside the presence of management, provides feedback regarding these meetings to the Chairman, and otherwise serves as liaison between the independent directors and the Chairman. If necessary, the Lead Director is also responsible for receiving, reviewing, and acting upon communications from stockholders or other interested parties when those interests should be addressed by a person independent of management. The Board believes that the combined role of Chairman and Chief Executive Officer with the utilization of a Lead Director is in the best interest of CST Brands stockholders because it provides the appropriate balance between strategic development and independent oversight of management.

The Board of Directors periodically conducts a self-evaluation on key Board and committee-related issues, which is beneficial in the process of continuous improvement in Board functioning and communication.

Risk Management

The Board of Directors, together with the Compensation Committee, the Audit Committee, and the Nominating and Governance Committee, coordinate with each other to provide company-wide oversight of our management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about the Company’s management of strategic, credit, interest rate, financial reporting, liquidity, compliance and operational risks.

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board reviews quarterly information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements to ensure that the compensation programs do not encourage excessive risk-taking. The Audit Committee oversees management of financial risks, as well as other identified risks, including information technology. One of the Audit Committee’s responsibilities, as set forth in its charter, is to discuss with management the major financial risk exposures and the steps management has taken to monitor and control those exposures, including our risk assessment and risk management policies. In this regard, our Vice President of Internal Audit and Risk Management prepares annually a comprehensive risk assessment report and reviews that report with the Audit Committee. This report identifies the material business risks for CST Brands, and identifies CST Brands’ internal controls that respond to and mitigate those risks. CST Brands’ management regularly evaluates these controls, and the Audit Committee is provided regular updates regarding the effectiveness of the controls. The Audit Committee also reviews with management the Company’s financial arrangements, liquidity and off-balance sheet structures (if any). The Nominating and Governance Committee manages the risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating specific risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management. Outside of formal meetings, the Board, its committees and individual Board members have regular access to the executive officers of CST Brands.

Compensation Committee Interlocks and Insider Participation

Ms. Boles, Ms. Incandela and Mr. Schoenbaum served on the Compensation Committee during 2013. No member of the Compensation Committee was at any time during 2013 or at any other time an officer or employee of CST Brands, and no member had any relationship with CST Brands requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this Proxy Statement. No executive officer of CST Brands has served on the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during 2013.

Code of Ethics

In April 2013, the Board of Directors unanimously approved CST Brands’ Code of Business Conduct and Ethics. This Code is a statement of CST Brands’ high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all directors, officers, and employees. A copy of the Code of Ethics can be found in its entirety on CST Brands’ website at www.cstbrands.com under the “Corporate Governance” tab in the “Investor Relations” section.

Additionally, we post any waiver of a provision of the Code of Ethics granted to any executive officer or director or material amendment to the Code of Ethics on our website at the address noted above.

Stockholder Communications with the Board

The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors. Stockholders and interested parties may write or call our Board of Directors by contacting our Corporate Secretary as provided below:

•	Mailing Address: Corporate Secretary, CST Brands, Inc., One Valero Way, Building D, Suite 200, San Antonio, Texas 78249

•	Phone Number: (210) 692-5000

Relevant communications will be distributed to the Board of Directors or to any individual director or directors, as appropriate; however, threatening, illegal or similarly unsuitable communications will be excluded. Any communication that is filtered out will be made available to any outside director upon request.

The Corporate Secretary has been instructed by the Board to promptly forward to the members of the Board any relevant communications received.

Nominations

The Nominating and Governance Committee is responsible for determining the slate of director nominees for election by stockholders, which the Nominating and Governance Committee then recommends to the Board. All director nominees are approved by the Board prior to the annual proxy material preparation and recommended for election by the stockholders at the next annual meeting. For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, under Article II of the Company’s Amended and Restated Bylaws, a director elected to fill such a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires.

The Nominating and Governance Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates, although it may do so should it deem necessary or appropriate at the time in question.

The Nominating and Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. A candidate must possess the ability to apply good business judgment and be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within his or her chosen fields, and have the ability to quickly understand complex business and financial principles. Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified. The Nominating and Governance Committee will consider these criteria for nominees identified by the Nominating and Governance Committee, by stockholders, or through some other source. When current Board members are considered for nomination for re-election, the Nominating and Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

The Nominating and Governance Committee considers a number of factors in its evaluation of director candidates, including the members of our Board of Directors eligible for reelection, the current size and composition of the Board and the needs of the Board and the respective committees of the Board; and such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service, and potential conflicts of interest. The Nominating and Governance Committee also considers diversity concepts such as race, gender, and national origin, professional experience and differences in viewpoints and skills. The Nominating and Governance Committee does not have a formal policy with respect to diversity; however the Board and the Nominating and Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

The Nominating and Governance Committee will consider qualified candidates for possible nomination that are recommended by stockholders. Stockholders wishing to make such a recommendation may do so by sending the required information to the Nominating and Governance Committee, c/o Corporate Secretary at the address listed above. Any such nomination must comply with the advance notice provisions and provide all of the information required by CST Brands’ Amended and Restated Bylaws. These provisions and required information are summarized under “Stockholder Proposals for 2015 CST Brands Annual Meeting” beginning on page 63 of this Proxy Statement.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration, the chairman or another member of the Nominating and Governance Committee would contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Governance Committee might be considering. Based on its initial evaluation, the

Nominating and Governance Committee will determine whether to interview a proposed candidate and, if warranted, will recommend that one or more of its members, other members of the Board, or senior management, as appropriate, may conduct one or more interviews with the candidate. In certain instances, the Nominating and Governance Committee members or other Board members may request a background check, may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. After completing this process, the Nominating and Governance Committee ultimately determines which nominees to submit to the full Board for consideration and approval.

Named Executive Officers

Our Named Executive Officers, or NEOs, for 2013 were:

Name	Age as of 12/31/2013	Position
Kimberly S. Bowers	49	Chief Executive Officer and President

Clayton E. Killinger	53	Senior Vice President and Chief Financial Officer

Anthony P. Bartys	56	Senior Vice President and Chief Operating Officer

Stephan F. Motz	55	Senior Vice President and Chief Development Officer

Charles H. Adams	53	Senior Vice President and Chief Marketing Officer

Kimberly S. Bowers. Ms. Bowers has been the Chairman and a member of the Board of CST Brands since November 2012 and has served as its Chief Executive Officer and President since January 1, 2013. Ms. Bowers previously served as Executive Vice President and General Counsel of Valero, a position she held from October 2008 until her election to her position with CST Brands. Ms. Bowers joined Valero in 1997 and served as Managing Counsel and Vice President of Legal Services until January 2003, was promoted to Valero’s Vice President of Legal Services serving in this capacity from January 2003 to April 2006 and then served as Executive Vice President and General Counsel at Valero from April 2006 until November 2012. Ms. Bowers was elected Executive Vice President of Retail Marketing in November 2012. Ms. Bowers served as Lead Attorney for all of Valero’s major acquisitions in the six years prior to joining CST. She also oversaw Valero’s Commercial and Environmental Law departments as well as the Litigation, Labor and Ad Valorem Tax departments. Before joining Valero, Ms. Bowers specialized in mergers and acquisitions with the law firm of Kelly, Hart & Hallman in Fort Worth. She also serves as a Director of WPX Energy, Inc. since December 31, 2011. Ms. Bowers holds a Bachelor of Arts degree in Spanish and International Studies from Miami University (Ohio), Master of Arts degree in International Relations from Baylor University, and her Juris Doctorate from the University of Texas School of Law. Ms. Bowers is a 2009 graduate of the Stanford Executive Program.

Clayton E. Killinger. Mr. Killinger was elected Senior Vice President and Chief Financial Officer of CST Brands effective January 1, 2013. Previously, he served as Senior Vice President and Controller of Valero from July 2007 until January 2013. Before that, he served as Vice President and Controller of Valero from 2003 until July 2007. Mr. Killinger joined Valero in December 2001. Prior to joining Valero, Mr. Killinger, a Certified Public Accountant, was a partner with Arthur Andersen LLP, having joined that firm in 1983.

Anthony P. Bartys. Mr. Bartys was elected Senior Vice President and Chief Operating Officer of CST Brands effective January 1, 2013. Previously, he served as Vice President of U.S. Retail Operations and Marketing of Valero from July 2007 until January 1, 2013. Mr. Bartys has over 27 years of experience in the retail and fuels management field, 21 of those years with Valero and certain of its predecessor companies.

Stephan F. Motz. Mr. Motz was first elected Senior Vice President of CST Brands effective January 1, 2013, and became Senior Vice President and Chief Development Officer on March 11, 2013. He previously served as Vice President of U.S. Retail Asset Development and Administration of Valero from October 2003 until January 2013. Mr. Motz has served in various capacities with Valero and certain of its predecessor companies for 30 years.

Charles H. Adams. Mr. Adams was elected Senior Vice President of Marketing of CST Brands effective January 1, 2013, and became Senior Vice President and Chief Marketing Officer effective May 1, 2013. Previously, he served as Vice President of U.S. Retail Merchandising of Valero from January 1, 2001 until January 1, 2013. Mr. Adams served in various capacities with Valero and certain of its predecessor companies for over 25 years.

SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,

DIRECTORS, NOMINEES AND OFFICERS

The following tables provide information with respect to the beneficial ownership of our common stock as of April 11, 2014 (1) by beneficial owners of more than 5% of our outstanding common stock based on publicly available information, (2) each of our directors, (3) each executive officer named in the Summary Compensation Table included in this proxy, and (4) all of our executive officers and directors as a group. Except as otherwise noted above or in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities. The mailing address for each of the directors and executive officers listed below is One Valero Way, Building D, Suite 200, San Antonio, Texas 78249. The percentage ownership is based on 75,759,786 shares of common stock outstanding at March 30, 2014.

Security Ownership of Certain Beneficial Owners

The following table describes each person, or group of affiliated persons, that qualifies as a beneficial owner of more than 5% of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Fidelity Management & Research Company 245 Summer Street Boston, MA 02210	5,711,348	(1)	7.54%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,169,122	(2)	5.50%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,003,403	(3)	5.28%

(1)	Fidelity Management & Research Company filed a Schedule 13G with the SEC with respect to CST Brands on February 14, 2014, reporting that it or certain of its affiliates beneficially owned in the aggregate 5,711,348 shares of CST Brands common stock, for which it had sole voting power and sole dispositive power.
(2)	BlackRock, Inc. filed a Schedule 13G with the SEC with respect to CST Brands on January 28, 2014, reporting that it or certain of its affiliates beneficially owned in the aggregate 4,169,122 shares of CST Brands common stock for which it had sole dispositive power and 3,904,132 shares for which it had sole voting power.
(3)	The Vanguard Group, Inc. filed a Schedule 13G with the SEC with respect to CST Brands on February 12, 2014, reporting that it or certain of its affiliates beneficially owned in the aggregate 4,003,403 shares of CST Brands common stock for which it had sole voting power for 44,018 shares and sole dispositive power for 3,964,085 shares.

Security Ownership of Management and Directors

Based upon information received from the persons concerned, each director and nominee for director, each of the executive officers and all directors and officers of CST Brands as a group, owned beneficially as of April 11, 2014, the number and percentage of outstanding shares of common stock of CST Brands indicated in the following table. CST Brands’ Board of Directors has adopted stock ownership guidelines. Please read “Compensation Discussion and Analysis – Stock Ownership Guidelines.” None of the shares listed below have been pledged as security.

Name of Beneficial Owner	Shares (1)		Restricted Stock (2)	Stock Options Exercisable and Restricted Stock Units (3)	Total Shares Beneficially Owned (4)		Percent of Class
Directors
Donna M. Boles			8,234		8,234		*
Kimberly S. Bowers	9,546		70,400	16,667	96,613		*
Roger G. Burton			8,234		8,234		*
Ruben M. Escobedo	2,361		8,234		10,595		*
Denise Incandela			7,936		7,936		*
William G. Moll			8,234		8,234		*
Alan Schoenbaum	4,500		8,234		12,734		*
Stephen A. Smith			4,030		4,030		*
Michael Wargotz			8,234		8,234		*
Other Executive Officers
Charles H. Adams	1,641		6,000	5,000	12,641		*
Anthony P. Bartys	2,317		8,000	6,667	16,984		*
Clayton E. Killinger	3,489		38,000	8,333	49,822		*
Stephan F. Motz	3,888	(5)	6,000	5,000	14,888	(5)	*

Directors and executive officers as a group (13 persons)	27,742		189,770	41,667	259,179		*

*	The percentage of shares beneficially owned by each director or nominee, or each executive officer does not exceed one percent of the common shares outstanding; and the percentage of shares beneficially owned by all directors and executive officers of the Company, as a group, does not exceed one percent of the common shares outstanding.
(1)	Includes shares allocated under the CST Brands Savings Plan through April 11, 2014. This column does not vested options exercisable and restricted stock units vested within sixty days of April 11, 2014, which are reported in the columns captioned “Restricted Stock” and “Stock Options and Restricted Stock Units”.
(2)	Reflects shares of restricted stock granted under the Existing Omnibus Plan, which are subject to limits on sale and transfer and can be forfeited under certain conditions. Restricted stock may not be disposed of until vested.
(3)	Includes vested options exercisable and restricted stock units vested within sixty days of April 11, 2014, including the following number of options that are not-in-the-money as of April 11, 2014: 0; and all other executive officers as a group: 0. Shares subject to options may not be voted unless the options are exercised and common stock to be delivered under restricted stock units may not be voted until received.
(4)	None of the shares are pledged as security.
(5)	Includes 11 shares held in the CST Brands Savings Plan.

Equity Compensation Plan Information

The following table gives aggregate information regarding grants under all of CST Brands’ equity compensation plans through December 31, 2013.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	237,210	(1)	$29.87	7,099,811
Equity compensation plans not approved by security holders	0		—	—

(1)	Does not include 202,703 shares of restricted stock outstanding as of December 31, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires CST Brands’ directors and executive officers and persons who own more than 10% of a registered class of CST Brands equity securities to file with the SEC and NYSE initial reports of ownership and reports of changes in ownership of CST Brands common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, CST Brands believes that during 2013, all of its directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has a Code of Business Conduct and Ethics, which requires all directors, officers and employees to promptly bring to the attention of the General Counsel and, in the case of directors, the Chairman of the Nominating and Governance Committee or, in the case of executive officers, the Chairman of the Audit Committee, any transaction or relationship that arises and of which she or he becomes aware that reasonably could be expected to constitute a related-party transaction. For purposes of our Code of Business Conduct and Ethics, a related-party transaction is a transaction in which the Company (including its affiliates) is a participant and in which any director or executive officer (or their immediate family members) has a direct or indirect material interest. Additionally, the Nominating and Governance Committee’s charter provides for an annual review of related-party transactions between each of our directors and the Company (and its affiliates) and to make recommendations to the Board of Directors regarding the continued independence of each Board member.

Related Party Transactions in 2013

On May 1, 2013, Valero completed the separation of Valero’s retail business and CST Brands became an independent public company on that date following the distribution of CST Brands stock by Valero. During portions of 2013, Valero was a related party and transactions with Valero were reviewed as required by our Code of Business Conduct and Ethics. Those transactions are described in more detail in Note 13 of the notes to audited combined financial statements that are included in our Annual Report on Form 10-K filed on March 6, 2014.

These related party agreements include, among others:

•	Separation and Distribution Agreement

•	Tax Matters Agreement;

•	Employee Matters Agreement;

•	Transition Services Agreements;

•	Stockholder’s and Registration Rights Agreement;

•	U.S. Fuel Supply Agreements;

•	Petroleum Product Supply Agreement (Canada);

•	Office Lease Agreement (U.S.);

•	Office Sublease Agreement (Canada); and

•	Claims Service Agreement.

The summaries of the material terms of these agreements are qualified in their entirety by reference to the full text of the applicable agreements, which are filed as exhibits to our Current Report on Form 8-K filed with the SEC on May 1, 2013.

Separation and Distribution Agreement

The Separation and Distribution Agreement governs the terms of the separation of the retail business from Valero’s other businesses. Generally, the Separation and Distribution Agreement includes Valero’s and CST Brands’ agreements relating to the restructuring steps taken to complete the separation, including the assets, equity interests and rights transferred, liabilities assumed, contracts assigned and related matters. The Separation and Distribution Agreement provided for Valero and the Company to transfer specified assets (including the equity interests of certain Valero subsidiaries) and liabilities between CST Brands and its subsidiaries, on the one hand, and Valero’s remaining businesses, on the other hand.

Except as expressly set forth in the Separation and Distribution Agreement or any ancillary agreement, neither Valero nor CST Brands makes any representation or warranty as to the assets, equity interests, business or liabilities transferred or assumed as part of the separation, as to any approvals or notifications required in connection with the transfers, as to the value or freedom from any security interests of any of the assets transferred, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either Valero or CST Brands or as to the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value transferred in connection with the separation. All assets were transferred on an “as is,” “where is” basis and the respective transferees bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of any security interest, and that any necessary consents or governmental approvals are not obtained or that any requirements of laws, agreements, security interests or judgments are not complied with.

The Separation and Distribution Agreement governs the treatment of aspects relating to indemnification, insurance, litigation responsibility, confidentiality, management, intellectual property (including trademarks) and cooperation.

Tax Matters Agreement

The Tax Matters Agreement governs Valero’s and CST Brands’ respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the distribution by Valero and certain related transactions to qualify as tax-free for federal income tax purposes), tax attributes, tax returns, tax contests and certain other tax matters.

In general, under the Tax Matters Agreement, responsibility for taxes incurred during the periods prior to the distribution, are allocated in the following manner:

•	With respect to any U.S. federal income taxes of the affiliated group of which Valero is the common parent, Valero generally is responsible for all such taxes.

•	With respect to U.S. state or local income taxes of any state or local consolidated, combined or unitary group that includes Valero or one of its subsidiaries and CST Brands, Valero generally is responsible for such taxes to the extent attributable to one of CST Brands’ subsidiaries included in such consolidated, combined or unitary group.

•	Valero generally is responsible for any U.S. federal, state or local or foreign income taxes reportable on returns that include only Valero and its subsidiaries (excluding CST Brands and its subsidiaries), and CST Brands generally is responsible for any U.S. federal, state or local or foreign income taxes reportable on returns that include only CST Brands or its subsidiaries.

•	The Company and Valero generally are responsible for certain non-income taxes, such as property, motor fuel, excise, sales and use taxes, attributable to each company and its respective subsidiaries (or property owned by such company or one of its subsidiaries following the distribution).

In addition, the Tax Matters Agreement imposes certain restrictions on CST Brands and its subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free status of the distribution by Valero and certain related transactions. The Tax Matters Agreement provides special rules allocating tax liabilities if the distribution, together with certain related transactions, is not tax-free. In general, under the Tax Matters Agreement, each party is responsible for any taxes imposed on Valero that arise from the failure of the distribution and certain related transactions to qualify as a tax-free transaction for federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Code to the extent that the failure to qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement.

The Tax Matters Agreement also sets forth Valero’s and the Company’s obligations as to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

Employee Matters Agreement

In connection with the separation and the distribution, CST Brands entered into an Employee Matters Agreement between the Company and Valero. The Employee Matters Agreement governs Valero’s and the Company’s compensation and employee benefit obligations with respect to the current and former employees of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement provides for the treatment of outstanding Valero equity awards. The Employee Matters Agreement also sets forth the general principles relating to employee matters, including with respect to the assignment of employees and the transfer of employees from Valero to CST Brands, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence, the provision of comparable benefits, employee service credits, the sharing of employee information and the duplication or acceleration of benefits.

Transition Services Agreements

In connection with the separation and the distribution, CST Brands entered into two Transition Services Agreements: one between the Company and Valero and one between the Company’s Canadian subsidiary and Valero. The Transition Services Agreements set forth the terms on which Valero will provide to CST Brands, and the Company will provide to Valero, on a temporary basis, certain services or functions that the companies historically have shared. Transition services may include administrative, payroll, human resources, data processing, environmental health and safety, financial audit support, financial transaction support, legal support services, IT and network infrastructure systems and various other support and corporate services. The Transition Services Agreements provides for the provision of specified transition services generally for a period of up to eighteen months, on a cost or a cost-plus basis.

Stockholder’s and Registration Rights Agreement

In connection with the distribution, CST Brands and Valero entered into a Stockholder’s and Registration Rights Agreement pursuant to which the Company agreed that, upon the request of Valero, it would use its best efforts to effect the registration under applicable federal and state securities laws of the shares of CST Brands common stock retained by Valero after the distribution. In addition, Valero granted the Company a proxy to vote the shares of its common stock that Valero retained following the distribution in proportion to the votes cast by CST Brands’ other stockholders. CST Brands completed the registration and Valero sold its remaining shares in November 2013 automatically terminating this proxy, as more fully described in our Annual Report on Form 10-K for the year ended December 31, 2013.

U.S. Fuel Supply Agreements

The U.S. Fuel Supply Agreements provides for a long-term supply of branded motor fuel to the Company’s retail sites. The U.S. Motor fuel will be sold to the Company at various terminal locations throughout the U.S. at market-based prices and we will engage third-party transportation companies to deliver the motor fuel to retail sites in the Company’s U.S. network. The Company has open credit and payment terms of “net 10” days; however, these could change based on Valero’s standard practices and/or the Company’s financial condition. The U.S. Fuel Supply Agreements included provisions covering the addition and removal of retail sites, the processing of bank cards by Valero (for which we will pay processing fees) and the license to us of the right to use Valero’s brands and trademarks. The Company has the ability to purchase unbranded motor fuel under certain circumstances.

Petroleum Product Supply Agreement (Canada)

CST Brands entered into a long-term Petroleum Product Supply Agreement with Valero to purchase branded motor fuel and heating oil for the Company’s Canadian operations. The Petroleum Product Supply Agreement contained provisions relating to, among other things, the term of the agreement, payment terms and use of supplier’s brand names. The motor fuel is sold to the Company at various terminal locations throughout Canada at market-based prices. The Company engaged third-party transportation companies to deliver the motor fuel to its Canadian retail sites and to use a combination of company owned and third-party owned and operated vehicles to supply our heating oil customers.

The Company has open credit and payment terms of “net 10” days; however, these could change based on Valero’s standard practices and/or the Company’s financial condition.

Office Lease Agreement (U.S.)

In connection with the separation and the distribution from Valero, CST Brands entered into an Office Lease Agreement with Valero, pursuant to which it leased approximately 83,000 square feet of office space at the Valero corporate campus in San Antonio, Texas. The term of the lease is five years, but the Company has the right to terminate the lease at any time without penalty upon 180 days’ prior notice to Valero, resulting in a minimum payment obligation of approximately $1 million. Rent and other charges to be paid by the Company under the lease is consistent with the rates charged for comparable office space in the San Antonio area.

Office Sublease Agreement (Canada)

CST Brands also subleased approximately 49,000 square feet of office space from Valero in the building located at 2200 McGill College in Montreal, Québec. The sublease expired on March 31, 2014 and was not renewed.

Claims Service Agreement

Under the Claims Service Agreement, Valero provides the Company with insurance claims management services to help it manage claims under CST Brands’ workers’ compensation (and Texas non-subscriber), general liability, auto liability and property policies. The services provided by Valero include maintaining claims files, investigating claims made against the Company, hiring independent investigators, medical experts and other third parties to provide claims-related services, recommending settlements and discharging certain obligations the Company may have under applicable workers’ compensation laws. Valero employs licensed claims adjusters who have historically performed these services for the retail business, and Valero charges the Company rates that are consistent with those charged by third parties for similar services. CST Brands the right to terminate the Claims Service Agreement at any time upon 90 days’ prior notice to Valero.

Treatment of Stock-Based Compensation

No stock-based awards of CST Brands were issued in exchange for either vested or non-vested Valero stock-based awards held by its employees prior to the separation. Valero accelerated the vesting of all of its non-vested restricted stock awards held by CST Brands employees on or prior to the Record Date before the separation. Performance shares held by CST Brands employees were forfeited pursuant to the provisions in the performance share agreements between Valero and the affected employees. Valero’s outstanding stock-based awards and long-term incentive plans included adjustments made to the exercise prices and the number of options or shares, as applicable, to reflect the impact of the distribution, as more particularly set forth in the Employee Matters Agreement.

As discussed under “Named Executive Officers” on page 17 the individuals listed below serve as executive officers of CST. As executive officers of CST, each person is considered a “related person” (as defined in Item 404(a) of SEC Regulation S-K). Prior to the distribution, restricted shares of Valero common stock held by the executive officers were subject to accelerated vesting. The number of shares subject to accelerated vesting, the approximate related expense to be recognized by Valero or CST Brands, and the approximate dollar value of the related-persons’ interests in the transaction are as follows:

Name	No. of Shares of Valero Restricted Stock Held as of March 28, 2013	Amount of Expense	Approximate Dollar Value of Shares (c)
Kimberly S. Bowers (a)	47,936	$1,288,643	$2,180,609
Clayton E. Killinger (a)	25,468	687,139	1,158,539
Stephan F. Motz	13,593	217,857	618,346
Anthony P. Bartys (b)	9,495	—	431,928
Charles H. Adams	6,291	142,094	286,178

(a)	Expense related to the accelerated vesting of restricted stock held by Ms. Bowers and Mr. Killinger was recognized by Valero because those shares were awarded for services provided to Valero.
(b)	Valero uses the non-substantive vesting period approach under which compensation cost is recognized immediately for awards granted to retirement-eligible employees. Mr. Bartys is retirement eligible and, as a result, all expense related to his restricted stock awards were recognized immediately upon grant. Therefore, no expense was recognized in connection with the accelerated vesting of his restricted stock.
(c)	Determined by multiplying the number of shares times $45.49, the closing price of Valero’s common stock as reported on the NYSE on March 28, 2013. In addition to the acceleration of Valero restricted stock awards described above, in consideration for Ms. Bowers and Mr. Killinger terminating their employment with Valero and agreeing to serve as executive officers of CST Brands, Valero made cash severance payments to Ms. Bowers and Mr. Killinger in the amounts of $536,510 and $322,650, respectively, immediately following the distribution. In anticipation of the distribution, (i) Valero, as sole stockholder of CST Brands, approved the terms and conditions of the Existing Omnibus Plan, and (ii) Valero and the CST Brands’ Board of Directors approved grants under the terms and conditions of the Plan to each of our NEOs of (a) options to purchase shares of CST Brands’ common stock, and (b) shares of CST Brands’ restricted stock.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

The CST Brands Board of Directors has selected KPMG, LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2014. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of CST Brands for ratification at the 2014 Annual Meeting. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our Company and its stockholders. If our stockholders do not ratify the selection of KPMG, LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

KPMG, LLP provided audit services to CST Brands for the year ended December 31, 2013. A representative of KPMG, LLP will be present at the 2014 Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

No report of KPMG, LLP on CST Brands’ financial statements for either of CST Brands’ prior fiscal years contained any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of CST Brands’ financial statements for prior fiscal years, there were no disagreements with KPMG, LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures, which, if not resolved to the satisfaction of KPMG, LLP, would have caused the firm to make reference to the matter in its report.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the total votes cast is necessary to ratify the appointment of CST Brands’ independent registered public accounting firm. The enclosed proxy card provides a means for stockholders to vote for the ratification of the selection of CST Brands’ independent registered public accounting firm, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the ratification of selection of CST Brands’ independent registered public accounting firm. Abstentions will have the same legal effect as a vote against the proposal.

The Board of Directors recommends a vote “FOR” the ratification of the selection of KPMG, LLP, as CST Brands’ independent registered public accounting firm for the fiscal year ending December 31, 2014.

The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of CST Brands’ filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of CST Brands’ financial statements, CST Brands’ compliance with certain legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of CST Brands’ internal audit function, and risk assessment and risk management. The Audit Committee manages CST Brands’ relationship with its independent auditors (which report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from CST Brands for such advice and assistance.

CST Brands’ management is primarily responsible for CST Brands’ internal control and financial reporting process. CST Brands’ independent auditors, KPMG, LLP, are responsible for performing an independent audit of CST Brands’ consolidated financial statements and internal control over financial reporting, and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles. The Audit Committee monitors CST Brands’ financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with CST Brands’ management.

2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 16 “Communication with Audit Committees”.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in CST Brands’ Annual Report on Form 10-K for the year ended December 31, 2013, which CST Brands filed on March 6, 2014.

This report is submitted by the members of the Audit Committee.

Roger G. Burton, Chairman
Ruben M. Escobedo
Michael Wargotz

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of CST Brands’ annual financial statements for the years ended December 31, 2013 and 2012 and the reviews of the condensed financial statements included in CST Brands’ quarterly reports on Form 10-Q for the year ended December 31, 2013, and services that are normally provided by the accountant in connection with regulatory filings were $978,178 and $615,000, respectively.

Audit-Related Fees. The aggregate fees billed by KPMG LLP for assurance and related services that were reasonably related to the performance of the audit or review of CST Brands’ financial statements, which are not reported in “audit fees” above, for each of the years ended December 31, 2013 and 2012, were $0.

Tax Fees. The aggregate fees billed by KPMG LLP for professional services rendered for tax compliance, tax advice or tax planning, for each of the years ended December 31, 2013 and 2012, were $0.

All Other Fees. The aggregate fees billed by KPMG LLP for other services, exclusive of the fees disclosed above relating to financial statement audit and audit-related services and tax compliance, advice or planning, for each of the years ended December 31, 2013 and 2012, were $0.

Consideration of Non-audit Services Provided by the Independent Auditors. The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining KPMG, LLP’s independence, and has concluded that the independence of such firm has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee approved all of the fees described above. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent public accountants are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

PROPOSAL THREE

APPROVAL OF THE AMENDED AND RESTATED 2013 OMNIBUS STOCK AND INCENTIVE

PLAN

In connection with, and prior to, CST Brands’ separation from Valero, the Company adopted the 2013 Omnibus Stock Incentive Plan (the “Existing Omnibus Plan”), and Valero, as the sole stockholder at the time, approved the Existing Omnibus Plan. Pursuant to the terms of the Existing Omnibus Plan, the Company may issue various equity securities and cash bonuses to employees and directors selected for participation. Under the Existing Omnibus Plan, the Company may award restricted stock, restricted stock units, stock options, dividend equivalent rights and performance awards.

On April 4, 2014, the Compensation Committee, determined that it is in the best interests of the Company to amend and restate the Existing Omnibus Plan, subject to stockholder approval, to (i) rename the plan the Amended and Restated 2013 Omnibus Stock and Incentive Plan, (ii) reduce the percentage of available shares from 70% to 65% pursuant to which awards may be made under the plan in the form of full-value shares, (iii) to clarify certain provisions relating to performance based awards under the plan, and (iv) to implement certain administrative amendments. Accordingly, this Proposal Three seeks approval of the Amended and Restated 2013 Omnibus Stock and Incentive Plan (the “Amended Omnibus Plan” and when referring to items applicable to both the Existing Omnibus Plan and the Amended Omnibus Plan, the “Omnibus Plan”). A copy of the Amended Omnibus Plan is attached hereto as Annex A to this Proxy Statement.

Approval of the Amended Omnibus Plan satisfies the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (“Code”), which is required at the first annual meeting of the stockholders following the effective date of our separation from and distribution by Valero under the applicable transition rules.

Section 162(m) of the Code limits the amount of compensation paid to certain senior executive officers that public companies may deduct to $1 million for each such senior executive officer in any fiscal year. Certain performance-based compensation is exempt from the deduction limit if it meets the requirements of Section 162(m) of the Code. The Amended Omnibus Plan is intended to permit awards granted thereunder to qualify for exemption from the deduction limit to the extent that the compensation is recognized by the “covered employee” as defined in Section 162(m) of the Code as ordinary income and provided that the awards meet the Section 162(m) of the Code performance-based requirements. One of these requirements under Section 162(m) of the Code is that the material terms of the performance objectives under which the compensation is to be paid must be re-approved by our stockholders not less frequently than once every five years. For purposes of Section 162(m) of the Code, the material terms include the employees eligible to receive compensation, a description of the business criteria on which the performance objective is based, and either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance objective is attained.

In connection with the separation from Valero, the sole stockholder of the Company prior to the separation approved and adopted the Existing Omnibus Plan, including the material terms of the performance objectives contained therein. This Proposal Three does not seek any amendment of the performance objectives contained within the Existing Omnibus Plan. Rather, this Proposal Three is being presented to stockholders to approve certain amendments to the Existing Omnibus Plan and to comply with stockholder approval requirements of Section 162(m) of the Code described above as the transition period available to the Company as the former subsidiary of a public company will expire as of the date of the 2014 Annual Meeting.

The discussion of this proposal is qualified in its entirety by reference to the full text of the Amended Omnibus Plan. The Amended Omnibus Plan will not become effective unless approved by our stockholders. Awards granted prior to the effective date of the Amended Omnibus Plan will remain subject to, and governed by, the terms and conditions of the Existing Omnibus Plan as in effect at the time of the award and the applicable award agreement, unless such award agreement is later amended pursuant to the terms of the Existing Omnibus Plan.

If stockholders do not approve this Proposal Three and the Amended Omnibus Plan is not approved by our stockholders, future awards under the Existing Omnibus Plan may no longer satisfy the requirements of Section 162(m) of the Code and may no longer be eligible for deductibility by the Company as intended. There is no guarantee that awards intended to qualify for tax deductibility under Section 162(m) of the Code will ultimately be viewed as so qualifying by the Internal Revenue Service.

Description of the Existing Omnibus Plan

The Company adopted the Existing Omnibus Plan in 2013, which permits us to grant stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards to CST Brands officers, directors and certain other employees. The Existing Omnibus Plan provides a pool of 7,539,724 shares, which is equal to 10% of the shares of CST Brands issued and outstanding on May 2, 2013. Not more than 70% of the available shares under the Existing Omnibus Plan may be in the form of time-based vesting full-value shares or equivalents (including time-lapse Restricted Stock, time-lapse Restricted Stock Units, Stock Units, Performance Shares, Performance Units, Performance Cash and Dividend Equivalents, as described in the Existing Omnibus Plan). As amended, subject to stockholder approval of this Proposal Three, this pool will be reduced from 70% to 65%.

The following is a summary of the material terms of the Existing Omnibus Plan which are the same as the Amended Omnibus Plan unless otherwise noted in this Proposal Three (and when the statement applies to both the Existing Omnibus Plan and the Amended Omnibus Plan in this Proxy Statement we use the term “Omnibus Plan”). The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Existing Omnibus Plan and the Amended Omnibus Plan. To the extent that there is a conflict between this summary and the terms of the plans, the terms of the plans will govern. In the following summary, the term “shares” means CST Brands’ $0.01 par value common stock, and such other securities or property as may become the subject of awards under the Omnibus Plan, and the term “stock unit” means a unit or right whose value is based on the value of a share.

Administration. The Omnibus Plan is administered by CST Brands’ Compensation Committee, composed of directors appointed by CST Brands’ Board of Directors who are non-employee directors, as defined by Rule 16b-3 of the Exchange Act and outside directors, as defined in Section 162(m) of the Code. Per the Omnibus Plan, CST Brands’ Compensation Committee is authorized, subject to the terms of the Omnibus Plan, to determine which participants will receive awards, the times when such awards will be made, the times when such awards will vest, the types of awards, the number of shares to be issued under the awards, the value or amount of the awards, and other terms and conditions of awards. All decisions with respect to the Omnibus Plan are within the discretion of CST Brands’ Compensation Committee. Certain of CST Brands’ Compensation Committee’s duties and authority may be delegated pursuant to the terms of the Omnibus Plan.

Share Counting. Generally, if an award granted under the Omnibus Plan is forfeited or cancelled without the payment of consideration, the shares allocable to the forfeited or cancelled portion of the award are added back to the aggregate available for grant under the Omnibus Plan, and may again be subject to an award granted under the Omnibus Plan. If, however, shares are delivered or tendered to CST Brands for repurchase to satisfy the exercise price of any option award, those shares will not be added back to the aggregate number of shares available for grant under the Omnibus Plan. In addition, if any shares are withheld from issuance to satisfy tax obligations associated with any award, those shares will count against the aggregate number of shares available for future grants under the Omnibus Plan.

Limitations on Awards. The following limitations apply:

•	The maximum number of shares of CST Brands’ common stock that may be delivered pursuant to (a) awards granted under the Omnibus Plan is 7,539,724 (the “Share Limit”) and (b) stock options granted under the Omnibus Plan intended to be Incentive Stock Options (“ISOs”) is an amount equal to 50% of the Share Limit.

•	Not greater than 5% of the Share Limit may be issued as restricted stock or restricted stock units with less than a three-year vesting period from the date of grant if not granted pursuant to an award which is subject to performance-based vesting, provided that CST Brands’ Compensation Committee may provide for earlier vesting following a change in control or upon an employee’s termination of employment by reason of death, disability or retirement. The Amended Omnibus Plan retains this same provision but the terms are modified slightly to reflect that the Compensation Committee may take such action upon such events it deems to be appropriate, which would be set forth in the applicable award agreements. It is intended that this discretion would generally apply in the same types of situations as addressed in the Existing Omnibus Plan.

•	No participant may receive during any calendar year (a) stock options or stock appreciation rights (“SARs”) covering an aggregate of more than 1,000,000 shares or (b) awards that are intended to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code (other than stock options or SARs) covering an aggregate of more than 1,000,000 shares.

•	The exercise price of stock options cannot be less than 100% of the fair market value of a share at the time the option is granted.

•	The grant price of an SAR cannot be less than 100% of the fair market value of a share at the time the SAR is granted.

•	Repricing of stock options and SARs is not permitted.

•	Not more than 70% (to be reduced to 65% if the Amended Omnibus Plan is approved) of shares issued pursuant to awards may be in the form of time-lapse restricted stock, stock units, performance shares, performance units, performance cash and dividend equivalents.

•	No participant may receive during any calendar year awards that are to be settled in cash covering an aggregate of more than $20,000,000.

•	The term of the Omnibus Plan is 10 years from its adoption in 2013 and the term of awards granted under the Omnibus Plan of awards may not exceed 10 years.

•	The Omnibus Plan does not contain an evergreen provision.

Eligibility. The Omnibus Plan provides for awards to the directors and employees of CST Brands and its subsidiaries. As of the date of this Proxy Statement, nine non-employee directors and approximately 11 thousand employees are eligible to participate in the Omnibus Plan.

Types of Awards. The Omnibus Plan permits grants of: (i) restricted stock and restricted stock units; (ii) stock options (including incentive and non-qualified stock options); (iii) SARs; (iv) performance awards of cash, stock or property; and (v) other stock-based awards. The Amended Omnibus Plan includes a new provision specifically identifying other cash-based awards. Awards may be granted alone, in addition to, or in combination with, any other awards under the Omnibus Plan or any other compensation plan. Awards can be granted for cash or other consideration as determined by CST Brands’ Compensation Committee or as required by applicable law (or for no cash consideration). Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares or other securities, or property or any combination of these.

Restricted Stock and Restricted Stock Units. Restricted stock is an award of shares subject to a restriction period specified in the award. During the restriction period, the shares may not be transferred and are subject to forfeiture. CST Brands’ Compensation Committee has the discretion to determine potential events of forfeiture, to include early termination of employment, which shall be set forth in the applicable award agreement. The holder is otherwise usually treated as a registered stockholder with the right to receive dividends and vote the shares during the restriction period. Restricted stock units are similar to restricted stock except that the award takes the form of stock units instead of shares. During the restriction period, a holder of restricted stock units may be paid cash (dividend equivalents) that are equal in timing and amount to share dividends but does not have voting or other stockholder rights, except that dividends or dividend equivalents shall not be payable or credited in respect of unearned awards subject to performance conditions as noted below. Dividends and dividend equivalents may be accumulated in respect of unearned awards and paid as soon as administratively practicable, but no more than 30 days after such awards are earned and become distributable as determined by CST Brands’ Compensation Committee. The units may be settled in cash or shares.

Stock Options and Stock Appreciation Rights. Stock options give the holder the right to purchase shares at the exercise price specified in the award. SARs give the holder the right to receive an amount in shares or cash equal to the spread between the exercise price specified in the award and the market price of a share at the time of exercise. SARs may be granted alone or with stock options. Stock options and SARs granted under the Omnibus Plan are subject to the terms and conditions determined by CST Brands’ Compensation Committee, except that the exercise price cannot be less than 100% of the fair market value of a share at the time of the grant. CST Brands’ Compensation Committee determines the form in which payment of the exercise price may be made. Stock options may be granted in the form of nonqualified stock options or, provided they meet certain requirements of the Code, ISOs, which are subject to the treatment described below. Stock options and SARs are subject to forfeiture upon a participant’s termination of employment or service, as set forth in the applicable award agreement.

Performance Awards. Performance awards that may be granted under the Omnibus Plan may consist of a right payable in cash, shares, other securities or other property upon the achievement of certain performance goals. Dividends or dividend equivalents may not be paid on unvested performance shares. CST Brands’ Compensation Committee determines the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum, installments, on a deferred basis or otherwise as prescribed by CST Brands’ Compensation Committee. Performance awards are potentially subject to forfeiture upon a participant’s termination of employment or service as determined by CST Brands’ Compensation Committee and set forth in the applicable award agreement.

Performance goals may be particular to a plan participant, may relate to the performance of CST Brands or one of its subsidiaries or divisions, or a combination thereof. Performance goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by CST Brands’ Compensation Committee. The extent to which such performance goals are met determines the number and/or value of the performance award to the participant. In the case of awards intended to comply with Code Section 162(m) of the Code, performance goals may include the following: increased revenue; net income measures; stock price measures (including growth measures and total stockholder return); market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation and amortization; economic value added; cash flow measures; return measures (including return on equity, return on assets, return on capital, return on equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income and sales volumes); expense measures; margins; total stockholder return; proceeds from dispositions; total market value; and corporate values measures (including ethics compliance, environmental and safety).

Unless otherwise directed by the CST Brands’ Compensation Committee at the time of grant, performance awards granted under the Omnibus Plan to “covered employees” will be intended to qualify as “performance-based compensation” (within the meanings given in Section 162(m) of the Code). For any performance award that is intended to comply with Section 162(m) of the Code, specification of the performance goal(s) must be made prior to the beginning of the performance period or not later than the date permitted under Section 162(m) of the Code, and must otherwise satisfy the parameters of Section 162(m) of the Code. CST Brands’ Compensation Committee must certify prior to payment that the previously established performance goal has been met. CST Brands’ Compensation Committee has discretion to decrease but not increase the value of a performance award during the performance period and prior to certification that the established performance goal has been met.

The Omnibus Plan does not preclude the granting of awards that do not qualify for tax deductibility under Section 162(m) of the Code, nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) of the Code will ultimately be viewed as so qualifying by the Internal Revenue Service.

Stock Compensation and Other Stock-Based Awards. CST Brands’ Compensation Committee may grant other forms of awards based on, payable in, or otherwise related in whole or in part to shares under the Omnibus Plan. Subject to the terms of the Omnibus Plan, CST Brands’ Compensation Committee may determine the terms and conditions of any such other stock-based awards. The number and type of shares to be distributed in lieu of the cash compensation applicable to any award as well as the terms and conditions of any bonus awards are determined by CST Brands’ Compensation Committee.

Other Cash-Based Awards. CST Brands’ Compensation Committee may grant, either alone or in addition to other awards made under the Omnibus Plan, the opportunity to earn a cash bonus award based upon the attainment of one or more performance goals for a designated performance period of one year or less, including annual incentive bash bonus awards. The terms, conditions and payment rules of any such cash award are determined by CST Brands’ Compensation Committee.

Termination of Service. CST Brands’ Compensation Committee has the discretion to determine the impact of any participant’s termination of service upon any unvested awards, to include instances in which the participant terminates service due to retirement, death or disability. Under the Amended Omnibus Plan these provisions will be addressed in the separate award agreements as opposed to within the Omnibus Plan.

Adjustments. CST Brands’ Compensation Committee may make appropriate adjustments in the number of shares available under the Omnibus Plan to reflect any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares, distribution to stockholders, liquidation, dissolution or other similar event.

Change of Control. Upon a change of control as defined in the Existing Omnibus Plan, CST Brands’ Compensation Committee is authorized to cause outstanding awards to be assumed, or new rights substituted therefor, by the surviving entity in the change of control. In addition, for participants whose employment has been terminated in connection with the change of control, CST Brands’ Compensation Committee may accelerate vesting periods, provide for extended exercise periods (for options) or waive other conditions applicable to the outstanding awards so that the terminated participant’s outstanding awards may be vested, exercised, paid or distributed in full on or before a date fixed by CST Brands’ Compensation Committee. Also in connection with a participant’s termination of employment as a result of the change of control, CST Brands’ Compensation Committee may provide for the purchase of outstanding awards from the participant for cash. The Amended Omnibus Plan removes change of control as a defined term under the plan and related references as those matters will be addressed in the applicable award agreements going forward. The intention is that the Compensation Committee will generally have the same discretion as originally contemplated under the Existing Omnibus Plan.

Amendment/Limitations on Amendments. CST Brands’ Compensation Committee, or as applicable, CST Brands’ Board of Directors, may terminate or amend the Omnibus Plan without participant or stockholder approval, except that stockholder approval is required for any amendment that would require stockholder approval under the rules of the NYSE or would be necessary in order for the Omnibus Plan or an award to comply with Section 162(m) of the Code, or as otherwise may be required by applicable rule or regulation. No option or SAR may be canceled and replaced with an option or SAR having a lower exercise price, except in connection with a stock dividend, stock split or similar event as specified in the Omnibus Plan in order to prevent dilution or enlargement of benefits intended under the Omnibus Plan.

Forfeiture Events, Clawback. Under the Amended Omnibus Plan and subject to stockholder approval, awards granted under the Amended Omnibus Plan are subject to clawback, forfeiture or similar requirements to the extent required by applicable law, consistent with CST Brands’ corporate policy regarding the same.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of Omnibus Plan awards under the law as in effect on the date of this Proxy Statement. The rules governing the tax treatment of such awards are complex, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Plan, nor does it address state, local, or non-U.S. taxes. The Omnibus Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Options, SAR’s, Performance Unit Awards, Restricted Stock Unit Awards and Other Stock-Based Awards. A participant generally is not required to recognize income on the grant of an option, SAR, restricted stock unit award, performance unit award or other stock-based award. Instead, ordinary income generally is required to be recognized on the date the option or SAR is exercised (but see ISO discussion below), or in the case of restricted stock unit awards, performance unit awards or other stock-based awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award when the award vests. In general, the amount of ordinary income required to be recognized is: (a) in the case of an option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price; (b) in the case of a SAR, the fair market value of any shares or cash received upon exercise; and (c) in the case of restricted stock unit awards, performance unit awards or other stock-based awards, the amount of cash and/or the fair market value of any shares received in respect thereof.

ISO’s. When a participant is granted an ISO, or when the participant exercises the ISO, the participant will generally not recognize taxable income (except for purposes of alternative minimum tax). If the participant holds the shares for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are disposed of during this period, the option will be treated as a non-qualified stock option, and the participant will recognize ordinary income equal to the lesser of the fair market value of the shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price. Any gain in excess of the ordinary income portion will be taxable as long-term or short-term capital gain.

Cash-Based Awards. Upon payment of a cash-based award, a participant is required to recognize ordinary income in the amount of the award.

Restricted Stock and Performance Share Awards. Unless a participant who receives an award of restricted stock or performance shares makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock or performance shares. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock or performance shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a Section 83(b) election within 30 days of the date of transfer of the restricted stock or performance shares, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the Omnibus Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by CST. To the extent that a participant recognizes ordinary income in the circumstances described above, CST Brands will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code (see “Performance Based Compensation” below).

Performance Based Compensation. In general, under Section 162(m) of the Code, remuneration paid by a public corporation to certain “covered employees” is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the Omnibus Plan may be subject to this deduction limit. However, under Section 162(m) of the Code, qualifying performance-based compensation, including income from share options, SAR’s and other performance-based awards that are made under stockholder-approved plans and that meet certain other requirements, are generally exempt from the deduction limitation. The Omnibus Plan has been designed so that the CST Brands’ Compensation Committee in its discretion may grant qualifying exempt “performance-based” compensation under the Plan. We believe that awards intended and structured as such by the CST Brands’ Compensation Committee will meet the requirements for “performance-based” compensation under Section 162(m) of the Code, and that the amount of ordinary income to the participant with respect to such awards generally will be allowed as a deduction for federal income tax purposes to CST Brands. However, there is no guarantee that awards will be viewed as so qualifying by the Internal Revenue Service. Other awards that may be subject to the attainment of performance measures but that do not meet the requirements of Section 162(m) of the Code will not qualify as “performance-based” compensation and, in such event, would be subject to deduction restrictions of Section 162(m) of the Code.

Withholding. Awards under the Omnibus Plan may be subject to tax withholding. When an award results in income subject to withholding, we may require the participant to remit the withholding amount to CST Brands or cause our shares to be withheld from issuance or sold in order to satisfy the tax withholding obligations.

Section 409A of the Code Compliance. The Omnibus Plan and each award thereunder is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent. Section 409A of the Code generally provides that if a deferred compensation plan or arrangement does not comply with the requirements of Sections 409A of the Code relating to distributions of benefits, prohibitions on acceleration of payment, and timing of deferral elections, then the compensation payable under such plan or arrangement will be included in gross income in the first taxable year of the recipient in which the compensation is not subject to a substantial risk of forfeiture. Failure to comply with Section 409A of the Code may also result in an additional 20% tax to the recipient of the Award and interest on underpayment of tax at a higher than normal rate. It is the intent of the Company that awards under the Omnibus Plan will be structured and administered in a manner that either complies with or is exempt from the requirements of Section 409A of the Code. If any Omnibus Plan provision or award under the Omnibus Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements, that Omnibus Plan provision or award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the participant’s rights to an award.

Description of Proposed Amendments to the Existing Omnibus Plan

The Amended Omnibus Plan incorporates the following changes to the Existing Omnibus Plan: (i) the percentage of available shares pursuant to which awards may be made under the Amended Omnibus Plan in the form of full value shares will be reduced from 70% to 65%, (ii) certain provisions relating to performance based awards will be clarified with respect to the requirements of Section 162(m) of the Code, and (iii) certain administrative changes will be made with respect to the structure and content of the plan that may be alternatively addressed in separate award or change of control agreements, as appropriate. More information regarding these changes is included in the description of our Existing Omnibus Plan included above.

Calculation of “Overhang” Levels

We understand that maintaining reasonable “overhang” or dilution levels is important to the Company and our stockholders. There are a number of methods of calculating “overhang”. We typically look at “overhang” on a gross basis (i.e., counting each outstanding award and available award on a one-for-one basis) On a gross basis, there were 7,539,724 shares reserved for outstanding equity-based awards and 439,913 shares underlying outstanding equity-based awards issued under the Existing Omnibus Plan as of December 31, 2013 The proposed amendment does not increase the number of shares of our common stock reserved for issuance under the Existing Omnibus Plan and therefore the overhang will not be increased. Currently, there are a total of 7,539,724 shares of our common stock reserved for issuance under the Existing Omnibus Plan and not more than 70% of the available shares under the Existing Omnibus Plan may be in the form of time-based vesting full-value shares or equivalents (including time-lapse Restricted Stock, time-lapse Restricted Stock Units, Stock Units, Performance Shares, Performance Units, Performance Cash and Dividend Equivalents, as described in the Omnibus Plan). As amended, subject to stockholder approval of this Proposal Three, there will be 7,539,724 shares of our common stock reserved for issuance under the Amended Omnibus Plan and the pool of time-based vesting full-value shares or equivalents will be reduced from 70% (or 5,277,806 shares) to 65% (or 4,900,821 shares).

Performance Objectives for Qualified Performance-Based Compensation

Section 162(m) of the Code limits the Company’s ability to deduct compensation paid to its senior executive officers, unless the compensation qualifies as “qualified performance-based compensation,” as defined in Section 162(m) of the Code and the regulations promulgated thereunder. To the extent possible the Company intends to have the Omnibus Plan satisfy the requirements of Section 162(m) of the Code so that the Compensation Committee is able to grant awards satisfying the requirements of “qualified performance-based compensation.” These performance goals may include the following: increased revenue; net income measures; stock price measures (including growth measures and total stockholder return); market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation and amortization; economic value added; cash flow measures; return measures (including return on equity, return on assets, return on capital, return on equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income and sales volumes); expense measures; margins; total stockholder return; proceeds from dispositions; total market value; and corporate values measures (including ethics compliance, environmental and safety).

Plan Benefits

The amount and nature of future awards under the Omnibus Plan, if any, are at the discretion of the Compensation Committee. Therefore, the amount and nature of such awards cannot be determined at this time.

The table included under “Executive Compensation – Outstanding Equity Awards at Fiscal Year End 2013” beginning on page 57, shows the stock options, restricted stock, and restricted stock units granted under the Existing Omnibus Plan to the NEOs during 2013. As discussed under “Executive Compensation – Director Compensation for Fiscal Year 2013” beginning on page 60, the current non-employee directors of the Company as a group were granted restricted stock units covering an aggregate of 29,333 shares of Common Stock during 2013.

Please review our “Compensation Discussion and Analysis” for more information about our approach to performance-based compensation.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the total votes cast is necessary to approve the Amended Omnibus Plan. The proxy card provides a means for stockholders to vote for the Amended Omnibus Plan, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the Amended Omnibus Plan. Abstentions will have the same legal effect as a vote against the proposal.

The Board of Directors recommends a vote “FOR” approval of the Amended Omnibus Plan.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

CST Brands asks that you indicate your support for the Company’s executive compensation policies and practices as described in our Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement beginning on page 38. Your vote is advisory and will not be binding on the Board of Directors; however, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Compensation Committee is responsible for executive compensation and works to structure a compensation plan that reflects CST Brands’ underlying compensation philosophy of aligning the interests of our executive officers with those of our stockholders. Key elements of this philosophy are:

•	Establishing compensation plans that deliver base salaries that are competitive with companies in our industry because we want to stay competitive, and attract, retain and reward top performers.

•	Designing compensation packages that incentivize the right behaviors by providing equity-based incentives to ensure motivation over the long-term to respond to CST Brands’ business challenges and opportunities as owners rather than just as employees. Short term thinking may work for 100-meter champions but we believe planning and growing CST Brands for the long-term is the best way to make all of our stakeholders happy - first and foremost, making our stockholders happy.

•	Rewarding outstanding performance particularly where such performance is reflected by achieving budget goals with respect to CST Brands’ Net Income and other important financial metrics.

•	Link executive pay to measures that drive stockholder value, support our business strategies and the long-term success and health of CST Brands.

The Board of Directors recommends a vote “FOR” the following resolution:

RESOLVED: That the stockholders approve, on an advisory basis, the compensation of CST Brands’ executive officers named in the Summary Compensation Table, as disclosed in this Proxy Statement pursuant to the executive compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures and related material set forth in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of the compensation of our Named Executive Officers (NEOs) and describes the objectives and principles underlying the Company’s executive compensation programs, the compensation decisions we have recently made under those programs, and the factors we considered in making those decisions.

During 2013, the Company successfully completed a significant transition from being a subsidiary of Valero into an independent company. The Company has emerged as one of the largest independent retailer of transportation fuels and convenience merchandise in North America.

As a newly independent company, the Compensation Committee developed several key elements of our executive compensation programs. The Company has adopted programs to tailor its pay practices to operational objectives, and to ensure retention of key employees in the Company’s new retail industry environment. In addition, some elements of the Company’s compensation programs are designed to reinforce a culture of teamwork between each of the Company’s Service Center employees and those serving customers in the Company’s retail locations so that they can “Delight More Customers Every Day™”. The 2013 executive compensation structure represents a year of transition for the executive officers of the Company. The Committee intends to continue to review the structure to achieve an optimal alignment with market conditions and industry prevalence.

How We Performed in 2013

As an independent retailer, the Company focuses on the following key priorities that we believe will drive value for our stockholders:

•	Maximizing the full potential of our existing assets through operational, marketing and branding focus;

•	Growing the retail business by building new, large format stores and through the acquisition of assets that meet our stringent criteria;

•	Focusing on maximizing our fuel gross profit dollars;

•	Expanding our food and merchandise margins through enhanced proprietary food and private label programs;

•	Substantially increasing our customer count from half a billion per year; and

•	Growing our wholesale business.

The Company’s compensation programs are designed to reward executives for performance consistent with the Company’s priorities, to attract and retain high-quality talent, and to align compensation with the long-term interests of our stockholders. As a result, the executive compensation programs closely tie pay to performance. In 2013, the Company delivered strong results, including:

Financial

•    Strong utilization of our asset base yielding 19.6% Cash Flow Return on Net Assets or CFRONA, exceeding the average of our convenience retail peer group as described below. See “Achievement of Performance Goals for 2013 - Target Bonus Performance Goals” on page 46

•    Exceeded our Net Income objective (103%) while building the corporate infrastructure needed to support the organization in the long-term

•    Financial stability to initiate our first two dividend payments, with the first payment within six months of the May 1 spin

Operations

•    Aligned operations and reporting of Canadian and U.S. segments

•    High participation in Corner Store Time, our program to engage employees in the CST Service Centers with those in the retail stores. See “Short-Term Incentive Program - Connecting the Company through the Corner Store Time Program” on page 45

Merchandising	• Continued focus on our higher margin proprietary food and private label offerings, which outpaced our growth in merchandise sales in terms of revenue (6.2% vs. 2.5%) and gross profit (5.4% vs. 2.2%)

Business Growth	• Set a company record of building 22 New-To-Industry stores

How Our Performance Affected Our Pay

There are three separate elements to the compensation program for our NEOs: Base Salaries, Short-Term Incentives, and Long-Term Incentives.

Base Salaries. Base salaries are generally targeted at the median levels for our peer group determined based on our benchmarking process (see “Peers and Benchmarking”) and represent a smaller percentage of total pay for top executives than for other employees.

Short-Term Incentive Program (STIP) Bonus. The bonus payout under our Short-Term Incentive Program is calculated using the following formula for all executive officers, subject to Compensation Committee approval:

ELIGIBLE EARNINGS	X	TARGET % FOR THE LEVEL	X	COMPANY PERFORMANCE	+	ANY PERSONAL PERFORMANCE ADJUSTMENT

Based on the performance of the Company against approved metrics, the Company paid out Short-Term Incentive Program Bonuses as follows:

Company Performance – Based on the Company’s above-target operational performance in 2013, 137.8% of target for each of our NEOs (see the “Short-Term Incentive Program” section on page 44 for additional detail).

Individual Performance – adjustments between 0% and 12.5% for each of our NEOs. The Compensation Committee took into account relevant market and peer data information for each of the NEO’s positions and internal pay parity.

Long-Term Incentive – Stock Options and Restricted Stock. The Company granted stock options and restricted stock to key employees, including the NEOs, to promote an immediate long-term focus on stockholder value and serve as a retention tool. The grants were made on May 6, 2013, shortly after the common stock began trading on the NYSE.

Stockholder Engagement

Throughout 2013, the Company actively engaged in dialogue with a significant number of large stockholders to better understand stockholder views of the Company. The Company is committed to continue to engage in regular dialogue with its investors to obtain valuable feedback related to our business, including executive compensation and corporate governance practices. We share stockholder feedback with our Board of Directors.

Philosophy and Goals of Our Executive Compensation Program

Our Philosophy

We believe that our ability to “Delight More Customers Every Day™” and to provide sustainable stockholder value is driven by teamwork and superior individual performance. We believe that a company must offer competitive compensation to attract and retain experienced, talented, and motivated employees. Moreover, we believe employees in leadership roles within the organization are motivated to perform at their highest levels when long-term incentive compensation, including performance-based pay, is a significant portion of their compensation.

Our Goals

Our goals are to attract, retain, and motivate high-quality employees and to maintain high standards of principled leadership so that we can meet our operational and financial objectives, and provide sustainable value growth for our stockholders, now and in the future.

Internal Pay Equity

Taken as a whole, our compensation program is designed so that the individual target level rises as duties and responsibilities increase for the individual, with the portion of performance-based compensation rising as a percentage of total targeted compensation. We believe our compensation structure provides a framework for an equitable compensation ratio between executives, with higher targets for positions having greater duties and responsibilities. One result of this structure is that an executive’s actual total compensation as a multiple of the total compensation of his or her subordinates is designed to increase in periods of above-target performance and decrease in times of below-target performance. In addition, the Committee also reviews the compensation of the executive officers periodically to ensure the equitable compensation of officers with similar levels of responsibilities.

Our Compensation and Governance Practices

To achieve our goals, we implement our philosophy through the following guiding principles:

•	Establish target compensation levels that are competitive with those of other companies that we compete with for executive talent;

•	Create a strong link between executive pay and Company performance;

•	Motivate performance by rewarding specific individual accomplishments in determining compensation;

•	Retain talented individuals; and

•	Integrate all elements of compensation into a comprehensive package that aligns goals, efforts, and results throughout the organization.

Below is a summary of compensation practices we have adopted, and a list of problematic pay practices that we avoid.

WHAT WE DO

Pay for Performance: We align executive compensation with company-wide and individual performance on both a short-term and long-term basis. The majority of our target total direct compensation for executive officers is comprised of variable compensation through our annual incentive bonuses and long-term incentive compensation. Actual total direct compensation varies based on the extent of achievement of, among other things, operational and financial performance goals and stock performance.

Limited Perquisites: Our management team does not receive special perquisites as part of their compensation.

Stock Ownership Guidelines: Our Stock Ownership Guidelines require non-employee directors and executives to own stock and/or have an interest in restricted stock.

•      CEO: 5x Base Salary

•      Other NEOs: 2x Base Salary

•      Non-employee Directors: 3x Annual Cash Retainer

Mitigate Unnecessary Risk in Our Compensation Programs: Our compensation plans have provisions designed to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, multiple performance metrics, and Board and management processes to identify risk. We do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

Clawback Policy: We implemented a clawback policy where the Company can recoup compensation paid in the event of certain financial restatements or other business circumstances.

Independent Compensation Consultant: The Committee retained Exequity to serve as its independent executive compensation consultant. During 2013, Exequity did not provide any other services to the Company.

“Say-On-Pay” Vote: We intend on conducting an annual say-on-pay vote.

To manage risk and be responsive to concerns that our stockholders may have we have instituted policies that prohibit problematic practices such as the following:

WHAT WE DON’T DO

No Hedging, Short Sales, or Derivative Transactions in Company Stock: Company policies prohibit our directors and executives from hedging or trading in derivatives of the Company’s stock.

Anti-Pledging Policy: Company policies prohibit our directors and executives from pledging Company securities as collateral or security for a debt without advance approval from the Compensation Committee and the Chief Executive Officer.

No Employment Agreements for Our NEOs: All compensation for these officers is established by the Committee on an annual basis.

No Stock Options Granted with an Exercise Price Less than Fair Market Value: All stock options are granted with an exercise price at Fair Market Value defined as the average of high and the low price on the date of the grant.

No Inclusion of the Value of Bonus or Equity Awards in Company Sponsored Retirement Plan: Only base salary is included in any Company match in our 401(k) plan.

No Position-Specific Benefits: All the Company’s benefits for executive officers are based on the same eligibility criteria as other employees.

No Re-Pricing of Underwater Options Under Plan: Our Option Plan prohibits the re-pricing of stock options or other downward adjustments in the option price of previously granted stock options except in connection with corporate transactions.

Risk Assessment

The Company and the Compensation Committee have conducted a risk assessment of the Company’s compensation policies and practices in response to public and regulatory concerns about the link between incentive compensation and excessive risk taking by companies. The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the acceptable level of risk associated with the Company’s business. The Company and the Compensation Committee concluded that our compensation program does not motivate imprudent risk taking. In this regard, the Compensation Committee believes that:

•	The Company’s annual incentive compensation is based on performance metrics that promote a disciplined approach towards the long-term goals of the Company;

•	The Company does not offer significant short-term incentives that might drive high-risk investments at the expense of the long-term value of the Company;

•	The Company’s compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering the Company’s stock ownership guidelines for executive officers;

•	The Company’s compensation awards are capped at reasonable levels, as determined by a review of the Company’s financial position and prospects, as well as the compensation offered by companies in our industry; and

•	The Board’s high level of involvement in approving material investments and capital expenditures helps avoid imprudent risk taking.

Elements of Executive Compensation

The Company and the Compensation Committee have three core elements of total direct compensation: Base Salary, Short-Term Incentives and Long-Term Incentives.

The Compensation Committee is implementing a multi-year strategy to align the total direct compensation with competitive peer levels. For 2013, the focus was to bring base salary and annual incentive compensation in better alignment with our established peer group. In 2014, the Compensation Committee is focusing on refining the weighting of the element mix, among base pay, short term and long-term incentives, to be more in line with the established peer group. In 2015 and beyond, the Compensation Committee intends to focus on monitoring and adjusting compensation based on the Company’s financial position and results and market practices including those of our peer group.

The Compensation Committee generally targets direct compensation (base salaries, annual cash short-term incentive bonuses and long-term incentives) at the 50th percentile of the Company’s peer group because the Compensation Committee believes it is a fair and competitive starting point to attract and retain critical executive talent. The Compensation Committee reviews each executive’s total compensation for alignment with the Company’s peer group and our compensation philosophy. However, the Compensation Committee does not determine the level of total compensation based exclusively on comparative analysis against the Company’s peer group. It considers other factors, which may include internal pay equity and consistency, the executive’s job responsibilities, management experience, individual contributions, number of years in his or her position, and recent compensation adjustments, as well as other relevant considerations (with no particular weighting assigned to any of these factors). The Compensation Committee’s emphasis on variable or “at risk” components of incentive pay results in actual compensation ranging above or below the median based on the achievement of the objectives established in the Company’s short-term and long-term incentive programs, and changes in the value of the Company’s stock. Retirement and health and welfare benefits provided to our NEOs are designed to be consistent in value and, to a lesser degree, aligned with benefits offered by companies with whom we compete for talent. While the Compensation Committee believes that each compensation component should be considered separately and that payments or awards derived from one component should not negate or reduce payments or awards derived from other components, the components are considered within the context of each executive’s total compensation.

The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and annual compensation (base salary and annual cash short-term incentive bonuses), between cash and non-cash compensation, or among different forms of non-cash compensation. However, our strategy includes ongoing evaluation and adaptation, as necessary, of our compensation programs to ensure continued alignment between long-term Company performance and pay.

2013 Target Compensation

The Compensation Committee established the targets for 2013 compensation for our NEOs under our three primary compensation programs. As discussed under “Elements of Executive Compensation” with the exception of salary, the target payment amounts shown below are performance-based and, as a result, actual amounts received under such programs, if any, may differ from these targets.

Name	Base Salary	Percentage of Target to Base	2013 Short-Term Incentive Bonus Target Value	2013 Long-Term Incentive Grant Target Value	Total 2013 Target Compensation
Bowers	$900,000	136%	$1,224,000	$2,367,000	$4,491,000
Killinger	$575,000	90%	$517,500	$1,006,250	$2,098,750
Bartys	$425,000	75%	$318,750	$531,250	$1,275,000
Motz	$330,000	70%	$231,000	$297,000	$858,000
Adams	$330,000	70%	$231,000	$297,000	$858,000

As illustrated in the accompanying chart, in 2013, 80% of the Chief Executive Officer’s total direct compensation target was performance-based (66% for other executives), of which 53% was in the form of long-term equity compensation (40% for other NEOs).

2013 Pay Mix Target

One-Time CEO and CFO Grant

Not reflected in the table above, providing the targets for 2013 compensation for our NEOs and the discussion of pay mix, are the one time grants made to our CEO and CFO in connection with their joining CST Brands. Immediately following the effective date of the Company’s separation from Valero, our CEO received a restricted stock grant of 50,400 shares and our CFO received a restricted stock grant of 28,000 shares. These shares vest in one third increments beginning on the first anniversary of the effective date of the grant. See “Executive Compensation - Grants of Plan-Based Awards for Fiscal Year 2013” starting on page 56. These grant values represented an effort to compensate these officers for the performance shares that they forfeited as a result of leaving their employment with Valero in connection with the spin-off. These grants caused the target compensation mix for the CEO and CFO for 2013 to differ from the mix of equity vehicles described under “Long-Term Incentives” below of approximately 50% of the value in stock options and 50% in restricted stock in 2013.

2014 Target Compensation

As illustrated in the accompanying charts, in 2014, the Company intends to continue to tighten the alignment of pay with median practices among the Company’s peers, and shift a greater proportion of compensation toward long-term incentives.

2014 Pay Mix Target

Base Salary

Base salary is an important component of the compensation for all Company employees, helping to maintain our ability to recruit and retain exceptional talent. Base salaries are generally targeted at median market levels, and represent a smaller percentage of total pay for top executives than for other employees. Base salaries are reviewed and established annually, upon promotion, or following a change in job responsibilities, based on market data, internal pay equity and each executive’s level of responsibility, experience, expertise and performance. Overall, our NEO total target pay being 75% of the peer median (i.e., 25% below the median) with base salaries falling at 77% of the peer median levels, the Short-Term Incentive Bonus Target just below the peer median level, and long-term incentive grant values at 90% of the peer median levels.

Short-Term Incentive Program

To establish the Short-Term Incentive Program bonus targets, Bonus Target, for the Company’s NEOs, the Compensation Committee first sets quantitative financial performance goals, as well as qualitative goals and objectives. The Committee then considers the position of the NEO, which is used to determine a targeted percentage of base salary that may be awarded as incentive bonus and finally a qualitative evaluation of the individual’s performance based on such factors as role and responsibility, desire for internal parity of pay opportunities, assessment of pay opportunities within the peer group identified on page 50 in the convenience retail, quick-serve restaurant, and small box retail industries, and the CEO’s qualitative assessment of CST Brands’ performance and the individual’s performance.

In 2013, achieving a minimum threshold of the Company’s revised budget for operating income was a top business priority. Under the 2013 bonus program, the bonus amount for operating income would be paid if operating income (as reported in our audited financial statements) of $105M or more was achieved during the performance period. If the goal is exceeded, the bonus payable is not increased. The maximum bonus pool is allocated, based on the following percentages, to establish the maximum potential bonus payouts for each NEO:

•	40% for the Chief Executive Officer,

•	25% for the second highest paid officer (our CFO in 2013),

•	15% for the third highest paid officer (our Chief Operating Officer in 2013), and

•	10% for each of the fourth and fifth highest paid officers (our Chief Development Officer and Chief Marketing Officer in 2013).

The Compensation Committee has the discretion to adjust the amounts actually paid downward from the maximum potential bonus payout, based upon the Company’s performance and the Committee’s assessment of each NEO’s performance. This assessment includes such factors as role and responsibility, desire for internal parity of pay opportunities, participation in Corner Store Time, assessment of pay opportunities with market peers and the CEO’s qualitative assessment of CST Brands’ performance and the individual’s performance.

Financial Performance Goals. The Financial Performance Goals considered for bonuses under the Short-Term Incentive Program during 2013 were:

•	Net Income versus the established budget, and

•	Cash Flow Return on Net Assets (CFRONA) versus an established peer group.

The Compensation Committee typically establishes minimum, target, and maximum levels for these measures in the first quarter of the performance year. Due to the timing of the spin-off from Valero on May 1, 2013, the approval for this measure occurred on June 3, 2013. We believe that the Bonus Target should consider both the profitability of the organization as well as how the Company is optimizing cash flow from its asset base compared to our peers in the convenience retail space. We chose to utilize this different peer group for incentive compensation than that set forth under the heading “Peers and Benchmarking” below because these companies are the most comparable companies for which we have data. We believe that these measures appropriately reflect the Company’s business planning process and Company philosophy regarding financial performance measurement.

The CFRONA peer group for 2013 is:

Alimentation Couche-Tard Inc.	Susser Holdings Corporation
Casey’s General Stores, Inc.	TravelCenters of America LLC
The Pantry, Inc.

The CFRONA peer group was utilized in determining ranking of CST Brands’ financial performance relative to our peers.

Connecting the Company through the Corner Store Time Program. In 2013, the Company implemented the Corner Store Time program, which is aimed at connecting team members in the CST Service Centers and other above-store support positions to the Company’s core business of operating convenience retail. All team members are required to complete a minimum number of 6-hour shifts (five for executive officers and 2 for all other team members). As an incentive, 10% of the bonus potential for each employee is tied to the completion of their Corner Store Time and 10% of the bonus potential is tied to 75% of all required employees completing the required shifts.

The Corner Store Time program not only lets our above-store employees gain a better understanding of how our stores operate, but it also allows for an open channel of communication to gather the thoughts and ideas of our store employees for innovative ideas that can then be implemented throughout our retail network.

Achievement of Performance Goals for 2013

The following table details the performance targets and final results of CST Brands’ 2013 achievement for each of the sub-components of the Bonus Target’s Financial Performance and Corner Store Time Goals.

Target Bonus Performance Goals

Component (target percent weighting)	Minimum	Target	Maximum	Achieved in 2013 (1)	Bonus Percent Earned (2)
Financial Performance Goals (80%)
I. Net Income in US$ millions (40%)	$69	$138	$207	$142	42.4%
II. CFRONA vs. peers (40%)	See footnote (3) below			19.6%	75.4%

Corner Store Time Participation (20%)
III. Company Wide (10%)		75%		100%	10.0%
IV. Individual (10%)		100%		100%	10.0%

Total					137.8%

(1)	Net Income, as reported in our audited financial statements included in our Annual Report on Form 10-K for year ended December 31, 2013 was adjusted to account for the after tax impact of Asset Impairments. See the “CST Brands Consolidated and Combined Statements of Income” of our Annual Report on Form 10-K for the year ended December 31, 2013 for Net Income and the amount of Asset Impairments.
(2)	Represents performance achieved in 2013 versus target and component percent weighting.
(3)	Based on a linear interpolation between the first and last ranking of the CFRONA peer group CST Brands came in third place overall in the fiscal year reporting timeframe with a CFRONA percent of 19.6% compared to the top ranked company with 20.2% and the last ranked company with 10.1%. The linear interpolation was based on CST Brands’ relative ranking within the peer group where CST Brands achieved 97% of the CFRONA of the top ranked company.

Supplemental Disclosure Regarding Non-GAAP Financial Information

Cash Flow Return on Net Assets (CFRONA) is computed as follows:

Adjusted EBITDA
Total Assets less Current Liabilities plus Current Maturities of Debt and Capital Leases plus Asset Impairment Charges

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA should not be considered as an alternative to net earnings, earnings before income taxes, net cash from operating activities or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States.

See “Non-GAAP measures” within Liquidity and Capital Resources in our Annual Report on Form 10-K for the year ended December 31, 2013 for our definition of Adjusted EBITDA and our reconciliation of net income to Adjusted EBITDA.

As a result of CST Brands’ 2013 actual operating income performance versus the revised budget, NEOs were eligible to receive the maximum bonus pool of $10.5 million. The final 2013 bonus amounts paid to our NEOs were determined by the Compensation Committee so that the amounts paid fell below the maximum amounts established under the bonus pool. Once actual performance was measured against the financial, operational, and strategic goals described above, it was determined that actual performance was 137.8% of the previously adopted 2013 Short-Term Target Bonus Value for each NEO. The Compensation Committee then made adjustments to such amount to be paid to each NEO based on the desire for internal pay parity, assessment of pay opportunities with market peers, and, to a lesser degree, the CEOs qualitative assessment of CST Brands’

performance and the individual’s performance. Accordingly, the final bonus amounts represent the application of the Compensation Committee’s downward discretion from the maximum bonus pool available to a lower amount based on the measurement of actual performance versus the performance targets, and other factors detailed above. Following this exercise of downward discretion, the 2013 Short-Term Incentive (STI) amounts paid to our CEO was $1,686,672, to our CFO was $709,000, to our Chief Operating Officer was $440,000, and to each of our Chief Development Officer and our Chief Marketing Officer was $357,000.

Long-Term Incentives

The long-term incentive program is designed to promote share ownership among the Company’s senior management, including our NEOs, further aligning their interests with those of stockholders, thereby promoting stockholder value creation. We believe that our NEOs should have a considerable portion of their compensation tied to the Company’s stock price performance. When the Compensation Committee grants stock options or other equity grants to the Company’s NEOs, the Compensation Committee uses the mean of the stock’s high and low prices on the date of grant (or the preceding business day, if the markets are closed on the date of grant) to determine the exercise price of the options or the value of other equity. Long-term incentive grants are approved during the Compensation Committee’s March meeting (the date of which is determined at least a year in advance) and the date of the grant is the first open trading day after the quarterly “Blackout Period,” which is defined as beginning fifteen (15) days prior to the end of each fiscal quarter and ending on the second (2nd) day following the date of the public release of the Company’s earnings results for that quarter. The Company does not time stock option or restricted stock grants in coordination with the release of material non-public information.

In the case of new hires, grants are typically granted on the first open trading day after the quarterly “Blackout Period” but the Committee reserves the right to use the date of commencement of employment or the date of Committee approval, whichever is later.

Value of Long-Term Equity Compensation Awarded. For each NEO, the Compensation Committee establishes a target as a percentage of base salary for long-term incentive awards based upon a study of the pay practices for our peer group identified on page 50. We utilize the mean of the highest and lowest prices per share on the NYSE on the date of grant in establishing the actual award sizes, the Compensation Committee makes primary reference to median peer company grant levels and then makes individualized determinations of award sizes based on additional factors such as each executive’s experience and contribution to Company success, and internal pay equity. In addition, an executive’s target award may be adjusted based upon the Compensation Committee’s determination of the executive’s individual performance, which (for executives other than the Chief Executive Officer) takes into consideration the recommendation of the Chief Executive Officer.

For 2013, the initial long-term incentive grant values, not including the special one-time grants described above under the heading “Elements of Executive Compensation - One-Time CEO and CFO Grant”, were approximately 50% of the grant values received by similarly situated officers of the Company’s peer group identified on page 50. The Compensation Committee established these targets as an interim step from the pre-spin equity compensation received from Valero to the median grant values for CST Brands’ peers.

Mix of Equity Vehicles. The Company used a mix of stock options and restricted stock when making annual long-term equity awards in 2013. For 2014, the Company has used a mix of stock options and restricted stock units when making annual long-term equity awards. Once the value of the long-term equity compensation award was determined, the Compensation Committee granted approximately 50% of this value in stock options and 50% in restricted stock in 2013 and restricted stock units for 2014. Due to differences in calculating grant date fair value of option awards for accounting purposes, the amounts reported in the Summary Compensation Table reflect a somewhat different proportion of stock options and restricted shares. Additionally, the grant values differ as a result of the one-time grants made as discussed under “Elements of Executive Compensation - One-Time CEO and CFO Grant”.

The Compensation Committee believes this mix of equity vehicles strikes the appropriate balance between rewarding increases in the market value of the Company’s Common Stock (stock options) and use as a retention tool for the new Company. Option grants generally have a term of ten years and vest over three years. Restricted stock grants and restricted stock unit grants vest over three years except for the grants described above under the heading “Elements of Executive Compensation - One-Time CEO and CFO Grant.”

Stock Options. The Compensation Committee believes that stock options are performance-based because their value is solely tied to the Company’s stock price, which directly correlates to stockholders’ interests. We grant stock options for several reasons, including:

•	options are aligned with stockholder value creation;

•	options represent a pay vehicle with strong pay-for-performance characteristics;

•	unless our stock price rises after the grant of an award, option holders will not receive value;

•	feedback from employees has indicated that stock options are highly valued and are an important retention tool; and

•	stock options that vest over time encourage executives to focus on the long term when making decisions to enhance stockholder value.

While we do not believe that stock options cause a focus on short-term stock price movements or lead to excessive risk-taking, the Company’s compensation policies include risk mitigation features. We have stringent stock retention requirements to ensure that a significant portion of executive officers’ net worth is in Company stock, resulting in a tie to long-term sustainable performance. Further, we do not, and have not, backdated or re-priced options.

Restricted Stock. As a newly formed public company, restricted stock is used as a means to create an “owner” focus for our NEOs. In addition, the Compensation Committee believes that restricted shares foster stockholder value alignment and pay-for-performance. We believe that our executives, as stockholders, will focus on driving top-tier performance in our industry. In addition, restricted stock is used as a retention tool to ensure continuity and engagement of leadership.

Additional Compensation Elements

Excess Savings Plan. The Company has established the Excess Savings Plan, which is a non-qualified deferred compensation program that provides benefits to Company employees whose annual additions to the Company’s qualified 401(k) plan are subject to the regulatory limitations. All balances under the Excess Savings Plan are maintained on the books of CST Brands and earnings are credited to a participant’s accumulated savings account under the plan in an amount equal to an interest rate of prime plus 1%. As with our “Safe Harbor” 401(k) plan, participants are 100% vested at all times in any Company contributions credited to their Excess Savings Plan accounts.

Other Benefits. In general, the Company’s benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a defined contribution retirement program to assist with the retirement security needs of our employees. NEOs participate in the same benefit plans as the broader employee population of the Company.

Roles in Making Compensation Decisions

The Compensation Committee exercised its authority in setting the above-described compensation strategy for our NEOs. In doing so, the Compensation Committee relies on our independent compensation consultant who provides peer and benchmarking data with respect to compensation and the development of performance measures for our compensation program. Our human resources department supports the Compensation Committee in its exercise of authority.

Compensation Committee

The Compensation Committee reviews and discusses the Board’s evaluation of the Chief Executive Officer and makes preliminary determinations about her base salary, annual incentive and long-term equity compensation. The Compensation Committee then discusses the compensation recommendations with the full Board and the Board approves final compensation decisions regarding the CEO’s pay after this discussion. Neither our CEO, nor any other executive officer present recommendations or determine the compensation of the Chief Executive Officer.

For other NEOs, the Chief Executive Officer considers performance and makes individual recommendations to the Compensation Committee on base salary, annual incentive and long-term equity compensation. The Compensation Committee reviews, discusses, modifies and approves, as appropriate, these compensation recommendations.

Compensation Consultants

The Compensation Committee has the authority to retain and terminate any compensation consultant to be used in the evaluation of the compensation of the CEO and the other NEOs, and has sole authority to approve such consultant’s fees and other retention terms. The committee may also retain, terminate and obtain advice and assistance from external legal, accounting or other advisors and consultants. The Committee retained Exequity LLP (“Exequity”) to serve as its independent executive compensation consultant in 2013 and paid Exequity professional fees for 2013 of $ 161,280.

Since CST Brands’ first day of operations as an independent company on May 1, 2013, Exequity’s executive and director compensation consulting services included:

•	assistance with the determination of appropriate peer and comparator companies for benchmarking executive pay and monitoring CST Brands’ performance;

•	assistance with the determination of our overall executive compensation philosophy in light of CST Brands’ business strategy and market considerations;

•	competitive pay assessment of target and actual total direct compensation for executives, with separate analyses of base salary, annual incentive, and long-term incentive compensation;

•	competitive pay assessment of director compensation;

•	assessment of, and recommendation of enhancements to, our annual short-term incentive program with respect to both financial and operational performance metrics;

•	assessment of, and recommendation of enhancements to, our long-term incentive program strategy, including the appropriate mix of equity incentive vehicles and determination of competitive equity grant guidelines consistent with our overall pay philosophy;

•	updates on trends and developments in executive compensation and new regulatory issues; and

•	assistance with proxy statement disclosures.

On March 3, 2014, the Compensation Committee considered the following six factors with respect to Exequity: (i) the provision of other services to the Company by Exequity; (ii) the amount of fees received from the Company by Exequity, as a percentage of the total revenue of Exequity; (iii) the policies and procedures of Exequity that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Exequity consultant with a member of the Compensation Committee; (v) any stock of the Company owned by the Exequity consultant; and (vi) any business or personal relationship of the Exequity consultant or Exequity with an executive officer of the Company. After considering the foregoing factors, the Compensation Committee determined that the work of Exequity with the Compensation Committee for fiscal 2013 and 2014 has not raised any conflicts of interest affecting Exequity’s independence.

Management

The Company’s human resources department supports the Compensation Committee in the execution of its responsibilities. The Company’s Senior Vice President, Human Resources supervises the development of the materials for each Compensation Committee meeting, including market data, individual and Company performance metrics and compensation recommendations for consideration by the Compensation Committee.

As noted above, the CEO considers performance and market data and makes individual recommendations to the Compensation Committee on base salary, annual incentive and long-term equity compensation with respect to all NEOs other than herself. The Compensation Committee reviews, discusses, modifies and approves, as appropriate, these compensation recommendations. No member of the management team, including the CEO, has a role in determining his or her own compensation.

Peers and Benchmarking

In anticipation of the distribution, Valero, as sole stockholder of CST Brands, engaged in a benchmarking process to establish initial base salaries, initial long-term incentive grants, annual incentive bonus targets and annual long-term incentive targets for our NEOs. Cash and equity as well as short-term and long-term allocations of compensation were considered in this benchmarking process. The benchmarked compensation components take into account new positions with increased responsibilities for our NEOs within the CST Brands organization and market compensation levels of our peer companies.

Exequity served as the independent executive compensation consultant for this benchmarking process and continues to advise CST Brands’ Compensation Committee. The following companies were used as a peer group for purposes of targeting compensation for our NEOs:

Alimentation Couche-Tard Inc.	Genuine Parts Company	The TJX Companies, Inc.
AutoZone, Inc.	J.C. Penney Company	TravelCenters of America LLC
Bed Bath & Beyond, Inc.	Kohl’s Corp.	YUM! Brands, Inc.
Casey’s General Stores, Inc.	Office Depot, Inc.
Dollar General Corporation	The Pantry, Inc.
Family Dollar Stores, Inc.	Staples, Inc.
Gap, Inc.	Susser Holdings Corporation

For performance measures, we used a different peer group as described above under “Short-Term Incentive Program - Financial Performance Goals.”

Exequity provided the Compensation Committee with a statistical analysis of compensation data for the companies listed above to consider in its determination of individual NEO pay levels. The companies in the peer group are companies in the convenience retail, quick-serve restaurant, and retail industry with similar operations, revenues, assets and market capitalization and with whom we believe we compete for executive talent. Based on a comparative review of annual revenues, assets and market capitalization, CST Brands’ business size falls within a reasonable range of the median of the peer group. Consistent with the desired transition from pre-spin-off NEO pay levels that generally fell well below median peer levels, the 2013 pay adjustments resulted in total NEO targeted pay that fell at approximately 75% of the peer median (i.e., 25% below the median) included in the statistical analysis, with base salaries falling at 77% of the peer median levels, the Short-Term Incentive Bonus Target just below the peer median level, and long-term incentive grant values at 90% of the peer median levels.

Once an overall target compensation level is established, the Compensation Committee considers the weighting of each of our primary compensation programs (Base Salary, Short-Term Incentive Bonus, and Long-Term Incentive Plan) within the total targeted compensation.

Developing Performance Measures

We believe our performance metrics assess the performance of the Company relative to its post-spin strategy as an independent retail organization, focusing on the following key priorities that we believe will drive value for our stockholders:

•	Maximizing the full potential of our existing asset through operational, marketing and branding focus;

•	Growing the retail business by building new, large format stores and through the acquisition of assets that meet our stringent criteria;

•	Focusing on maximizing our fuel gross profit dollars;

•	Expanding our food and merchandise margins through enhanced proprietary food and private label programs;

•	Substantially increasing our customer count from half a billion per year; and

•	Growing our wholesale business.

Consistent with this focus, the Compensation Committee has approved a balance of metrics, some of which measure performance relative to our peer group and some of which measure absolute metrics that are directly tied to the post-spin strategy. We have selected multiple metrics, as previously described, because we believe no single metric is sufficient to capture the performance we are seeking to drive, and any metric in isolation is unlikely to promote the well-rounded executive performance necessary to enable us to achieve long-term success. The Compensation Committee reassesses performance metrics periodically.

Additional Policies

Stock Ownership Guidelines

We place a premium on aligning the interests of executives with those of our stockholders. Our Stock Ownership Guidelines require executives to own stock and/or have an interest in restricted stock or similar full valued equity. The guidelines establish the following ownership levels:

Participant	Target Ownership Level
Chief Executive Officer	5x Base Salary
All Other Executive Officers	2x Base Salary
Non-Employee Directors	3x Annual Cash Retainer

Shares counted toward the guidelines include: (1) shares of stock owned individually or jointly, or in trusts controlled by employee; (2) restricted stock and restricted stock units; (3) shares owned in a company sponsored retirement plan. Shares excluded include unexercised stock options and unvested or unpaid performance shares.

If a director or officer has not reached his or her stock ownership guideline, the director or officer will be required to hold 50% of the shares of Common Stock received upon lapse of the restrictions upon restricted stock, upon the vesting of performance shares, and upon exercise of stock options (net of any shares utilized to pay for the exercise price of the option and tax withholding).

As of March 31, 2014, all of the directors, other than Stephen A. Smith who joined the Board of Directors in March 2014, have met the applicable stock ownership multiple guidelines. However, Mr. Killinger is the only officer who has met the applicable stock ownership multiple guidelines.

Anti-Hedging and Anti-Pledging

The Company has a policy that prohibits our directors and executives from hedging or trading in derivatives of the Company’s stock. This policy, together with the Stock Ownership Guidelines discussed above, helps to assure that our NEOs remain subject to the risks, as well as the rewards, of stock ownership.

In addition, CST Brands’ directors and officers may not purchase, sell or write calls, puts or other options or derivative instruments on shares of CST Brands’ common stock, and CST Brands’ directors and officers are prohibited from pledging shares of CST Brands’ common stock as collateral or security for indebtedness. Compliance with the guidelines is monitored by CST Brands’ Compensation Committee. The full text of CST Brands’ stock ownership and retention guidelines is included in CST Brands’ Corporate Governance Guidelines (as Article IX), available on CST Brands’ website at www.cstbrands.com under the “Corporate Governance” tab in the “Investor Relations” section.

Clawback Policy

In September 2013, the Compensation Committee approved a clawback policy providing that the Company shall recoup any incentive compensation (cash or equity) paid or payable to any executive by the Company to the extent such recoupment is required or contemplated by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act, or any other applicable law or listing standards, which allows the Board to recoup compensation paid in the event of certain business circumstances, including a financial restatement. This policy operates in addition to provisions already contained in our Omnibus Plan pursuant to which unvested awards shall automatically lapse and be forfeited, and vested but unexercised awards shall automatically lapse and be forfeited if the recipient is terminated for cause, including acts of misconduct, embezzlement, fraud, theft or disclosure of confidential information or is convicted of a felony involving moral turpitude. Once final rules are released regarding clawback requirements under the Dodd-Frank Act, we intend to review our policies and plans and, if necessary, amend them to comply with the new mandates.

Statutory and Regulatory Considerations

In designing our compensation programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. The Compensation Committee also reviews and considers the deductibility of executive compensation under section 162(m) of the Code and designs its deferred compensation programs with the intent that they comply with section 409A of the Code. The Compensation Committee generally seeks to preserve tax deductions for executive compensation. Nonetheless, the Compensation Committee has awarded and may award compensation that is not fully tax deductible when it believes such grants are in the best interests of our stockholders.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of CST Brands has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee.

Donna M. Boles, Chair

Denise Incandela

Alan Schoenbaum

The Compensation Committee Report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any of CST Brands’ filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosures provide information concerning total compensation paid to the Company’s NEOs since the Company’s May 1, 2013 spin date through December 31, 2013.

Summary Compensation Table For Fiscal Year 2013

The following table summarizes the compensation for the Company’s NEOs since our inception on May 1, 2013.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)		Options Awards ($)(1)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Kimberly S. Bowers Chief Executive Officer and President	2013	600,000	2,078,912	(3)	583,000	1,686,672	18,490	10,950	4,978,024

Clayton E. Killinger Senior Vice President and Chief Financial Officer	2013	383,536	1,122,140	(3)	291,500	709,000	8,541	10,787	2,525,504
Anthony P. Bartys Senior Vice President and Chief Operating Officer	2013	283,536	236,240		233,200	440,000	5,391	9,357	1,207,725

Stephan F. Motz Senior Vice President and Chief Development Officer	2013	220,677	177,180		174,900	357,000	2,877	9,331	941,965
Charles H. Adams Senior Vice President and Chief Marketing Officer	2013	220,677	177,180		174,900	357,000	2,452	8,459	940,668

(1)	The amounts shown represent the grant date fair value of awards for each of the fiscal years shown computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). See note 16 of the notes of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC for a discussion of all assumptions made in the calculation of this amount.
(2)	See the Grants of Plan-Based Awards table for more information regarding shares of restricted stock awarded in 2013.
(3)	Immediately following the effective date of our separation from Valero, Ms. Bowers and Mr. Killinger received a one-time restricted stock grant detailed in the Grants of Plan-Based Awards table below. The grants were made in an effort to compensate these officers for the performance shares that they forfeited as a result of leaving their employment with Valero in connection with the spin-off.
(4)	See the Grants of Plan-Based Awards table for more information on stock options granted in 2013. For information about valuation assumptions for the 2013 stock option grants, refer to the footnotes in the Grants of Plan-Based Awards table.
(5)	The amounts in this column represent cash payment earned under the Short-Term Incentive program.
(6)	The amounts in this column represent the change in value in the Excess Savings Plan during this fiscal year.

(7)	The amounts listed as “All Other Compensation” for 2013 are composed of these items:

Item of income (in dollars)	Bowers	Killinger	Bartys	Motz	Adams
Savings Plan Company Contributions	$6,800	$6,800	$6,800	$6,800	$6,800
Premiums for individual disability insurance	$1,983	$2,254	$1,257	$1,231	$359
Premiums for personal liability insurance	$2,167	$1,733	$1,300	$1,300	$1,300

Total All Other Compensation	$10,950	$10,787	$9,357	$9,331	$8,459

Grants of Plan-Based Awards for Fiscal Year 2013

The following table describes plan-based awards for the Company’s NEOs in 2013.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
			Threshold ($)	Target ($)	Maximum ($)	All other Stock Awards: Number of shares of stock or units (#)	All other Option Awards: Number of securities underlying options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Kimberly S. Bowers	Annual Incentive (3)	n/a	122,400	1,224,000	4,200,000
	Restricted Stock (4)	05/06/2013				20,000			590,600
	Restricted Stock (5)	05/06/2013				50,400			1,488,312
	Stock Options	05/06/2013					50,000	29.53	583,000
Clayton E. Killinger	Annual Incentive (3)	n/a	51,750	517,500	2,625,000
	Restricted Stock (4)	05/06/2013				10,000			295,300
	Restricted Stock (5)	05/06/2013				28,000			826,840
	Stock Options	05/06/2013				25,000		29.53	291,500
Anthony P. Bartys	Annual Incentive (3)	n/a	31,875	318,750	1,575,000
	Restricted Stock (4)	05/06/2013				8,000			236,240
	Stock Options	05/06/2013					20,000		233,200
Stephan F. Motz	Annual Incentive (3)	n/a	23,100	231,000	1,050,000
	Restricted Stock (4)	05/06/2013				6,000			177,180
	Stock Options	05/06/2013				15,000		29.53	174,900
Charles H. Adams	Annual Incentive (3)	n/a	23,100	231,000	1,050,000
	Restricted Stock (4)	05/06/2013				6,000			177,180
	Stock Options	05/06/2013					15,000	29.53	174,900

(1)	The exercise price is the mean of the high and low reported sales price per share on the NYSE of CST Brands’ common stock on the date of grant. Under the CST Brands’ 2013 Omnibus Incentive Plan, the exercise price for all options granted under the plan cannot be less than the mean of the high and low reported sales price per share on the NYSE of CST Brands’ common stock on the date of grant.
(2)	The amounts shown represent the grant date fair value of awards for each of the fiscal years shown computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). See note 16 of the notes of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC for a discussion of all assumptions made in the calculation of this amount.
(3)	For Actual Annual Incentive payout see Summary Compensation Table on page 55.
(4)	Represents an award of shares of CST Brands’ restricted stock. The shares vest (become non-forfeitable) in 2016 on the third anniversary of the date of grant. Dividends on restricted stock are paid as and when dividends are declared and paid on CST Brands’ outstanding common stock.
(5)

Immediately following the effective date of CST Brands’ separation from Valero, Ms. Bowers received a restricted stock grant of 50,400 shares and Mr. Killinger received a restricted stock grant of 28,000 shares. These shares vest (become non-forfeitable) in one third increments beginning on the first anniversary of the effective date of the grant. See “Executive Compensation - Grants of Plan-Based Awards for Fiscal year 2013” starting on page 56. These grant values represented an effort to compensate these officers for the performance shares that they forfeited as a result of leaving their employment with Valero in connection with the spin-off. These grants caused the target compensation mix for the CEO and CFO for 2013 to differ from the mix of equity vehicles described under “Long-Term Incentives” below of approximately 50% of the value in stock options and 50% in restricted stock in 2013.

Outstanding Equity Awards at Fiscal Year End 2013

The following table provides information concerning outstanding equity awards at December 31, 2013 for the Company’s NEOs.

		Option Awards			Stock Awards
Name	Number of Securities to be Issued upon Exercise of Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexerciseable (#) (1)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Kimberly S. Bowers	—	50,000	29.53	5/6/2023	50,400	(3)	$1,850,688
	—				20,000	(4)	734,400

Clayton E. Killinger	—	25,000	29.53	5/6/2023	28,000	(3)	1,028,160
	—				10,000	(4)	367,200
Anthony P. Bartys	—	20,000	29.53	5/6/2023	8,000	(4)	293,760

Stephan F. Motz	—	15,000	29.53	5/6/2023	6,000	(4)	220,320
Charles H. Adams	—	15,000	29.53	5/6/2023	6,000	(4)	220,320

(1)	Options vest in one-third (1/3) increments each year for three (3) years on the anniversary of the grant date.
(2)	The market value was calculated from the closing price of CST Brands’ common stock on December 31, 2013 of $36.72 per share multiplied by the number of shares of stock that had not vested as of December 31, 2013.
(3)	These stock awards vest in one-third (1/3) increments each year for three (3) years on the anniversary of the grant date on May 6, 2014, May 6, 2015 and May 6, 2016.
(4)	These stock awards vest 100% on the three year anniversary of grant date on May 6, 2016.

Option Exercises and Stock Vested

None of the Company’s NEOs exercised any options and no stock vested in 2013.

Pension Benefits

CST Brands does not sponsor any pension benefit plans and none of the Company’s NEOs contribute to such a plan.

Non-Qualified Deferred Compensation for Fiscal Year 2013

The Company has established the Excess Savings Plan, which is a non-qualified deferred compensation program to provide benefits to Company employees whose annual additions to our qualified 401(k) plan are subject to the regulatory limitations. The plan is described in greater detail starting on page 48. The plan made its first contribution in the first quarter of 2014 that was earned in 2013. The plan will make an annual contribution in the first quarter of each year. The following table shows the activity earned through December 31, 2013:

Name	Registrant contributions in last FY ($) (1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Kimberly S. Bowers	18,490	__	__	18,490

Clayton E. Killinger	8,541	__	__	8,541

Anthony P. Bartys	5,391	__	__	5,391

Stephan F. Motz	2,877	__	__	2,877

Charles H. Adams	2,452	__	__	2,452

(1)	All of the amounts included in this column are part of the amounts reported as “Change in Pension Value and Non-qualified Deferred Compensation Earnings” for 2013 in the Summary Compensation Table.

Employment Agreements and Potential Payments Upon Termination or Change of Control

CST Brands has not entered into employment agreements with any of our NEOs. There is no acceleration of vesting grants upon a change of control of the Company. Although not in place, the Company is considering a formal change of control and severance policy, which would include participation by our NEOs.

Potential Payments upon Termination

Each of the Company’s NEOs is expected to receive amounts earned during his or her period of employment unless he or she voluntarily resigns prior to becoming retirement-eligible or is terminated for cause. Such amounts include:

•	Annual short-term incentives earned during the fiscal year;

•	Vested stock option grants (for retirement-eligible, stock option grants per original grant terms);

•	Amounts contributed and vested under our defined contribution plans;

•	Amounts accrued and vested under our Excess Saving plan; and

•	Any other accrued benefit including unpaid base salary to the date of termination, unpaid expenses, unused vacation pay, or any other similar benefits to which the NEO is entitled.

Although normal retirement age under our benefit plan is 65, early retirement provisions were included into the Existing Omnibus Plan as of November 11, 2013 to allow receipt of benefits at earlier ages if vesting requirements are met. For the Company’s incentive compensation programs (Short-Term and Long-Term Incentives), early retirement is generally defined as termination at or after the age of 55 with five years of service. Any stock and option grants made prior to November 11, 2013 do not have the early retirement provisions included in the plan or individual grant agreements.

As of December 31, 2013, only Messrs. Bartys and Motz were early retirement eligible under both our benefit plans and our compensation programs. Therefore, as of December 31, 2013, a voluntary resignation of Messrs. Bartys and Motz would have been treated as a retirement. Since they were then eligible for retirement under these programs, they would have been able to resign and retain their annual short-term incentive and vested stock and option awards. Any outstanding stock and option awards would have been forfeited.

COMPENSATION OF DIRECTORS

All compensation paid to directors is limited to non-employee directors. We use a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board. In addition to the compensation provided above, CST Brands does reimburse directors for travel expenses. The following non-employee director compensation components are currently in effect:

Component	Amount ($)
Annualized cash retainer (1)	70,000

Annual restricted stock grant (value) (2)	125,000

Annualized Committee chair fee (cash) (3)	15,000

Annualized lead director fee (cash) (3)	20,000

(1)	These amounts are in addition to reimbursement for travel expenses to attend the quarterly meetings of the Board of Directors and committee meetings. The annualized amount is paid in equal quarterly installments.
(2)	Amounts represent the grant date fair market value of stock awards. Under our non-employee director compensation program, non-employee Directors received a 2013 grant of restricted stock units with an aggregate value of $125,000 on the date of grant, based on the average of the high and low prices for common stock, as reported on the NYSE, on such date. These grants are made in whole shares with fractional share amounts rounded up. Shares of restricted stock will vest on the one-year anniversary of the date of grant. Vesting schedules for future grants are at the discretion of the Compensation Committee.
(3)	The annualized amount is paid in equal quarterly installments.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($) (2)
Donna M. Boles	85,000	155,436	240,436

Roger G. Burton	85,000	155,436	240,436

Ruben M. Escobedo	70,000	155,436	225,436

Denise Incandela	70,000	144,493	214,493

William G. Moll	70,000	155,436	225,436

Alan Schoenbaum	90,000	155,436	245,436

Michael H. Wargotz	85,000	155,436	240,436

(1)	The following table provides information concerning outstanding equity awards at December 31, 2013 for our directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2013 TABLE

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (a)	Market Value of Shares or Units of Stock That Have Not Vested ($) (b)
Donna M. Boles	4,233	155,436

Roger G. Burton	4,233	155,436

Ruben M. Escobedo	4,233	155,436

Denise Incandela	3,935	144,493

William G. Moll	4,233	155,436

Alan Schoenbaum	4,233	155,436

Michael H. Wargotz	4,233	155,436

(a)	Stock awards vest on the first anniversary of the grant date, May 6, 2014 for Ms. Boles, Mr. Burton, Mr. Escobedo, Mr. Moll, Mr. Schoenbaum and Mr. Wargotz and June 6, 2014 for Ms. Incandela.
(b)	The market value was calculated from the closing price of CST Brands’ common stock on December 31, 2013 of $36.72 per share multiplied by the number of shares of stock that had not vested as of December 31, 2013.
(2)	CST Brands does not provide option awards, non-equity incentive plan compensation or other compensation to its directors.

PROPOSAL FIVE

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES

ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires the Company to provide for an advisory stockholder vote to determine how often to present the advisory stockholder vote to approve the compensation of the Company’s NEOs (the “say-on-pay vote”). The Company must solicit your advisory vote on whether to have the say-on-pay vote every 1, 2, or 3 years. Stockholders may vote as to whether the say-on-pay vote should occur every 1, 2 or 3 years, or may abstain from voting on the matter. The frequency (every 1, 2 or 3 years) that receives the highest number of votes will be deemed to be the choice of the stockholders.

The Company values the opinion of our stockholders and welcomes communication regarding our executive compensation policies and practices. After taking into account various considerations described below, the Company believes that an annual vote will provide stockholders with the ability to express their views on the Company’s executive compensation policies and practices while providing with an appropriate amount of time to consult with stockholders and to consider their input.

The Company’s executive compensation is administered by the Compensation Committee, as described in this Proxy Statement. Compensation decisions are complex and, with respect to our NEOs, are disclosed in this Proxy Statement. The Company believes that establishing a one-year time frame for holding stockholder advisory votes on executive compensation will both enhance stockholder communication and provide the Compensation Committee time to consider, engage with and respond to stockholders’ expressed concerns or other feedback. In addition, the Company also believes that an annual vote is consistent with our long-term business strategy and gives the Compensation Committee sufficient time to measure long-term performance.

Although, as an advisory vote, this proposal is not binding upon CST Brands or its Board of Directors, the Board will carefully consider the stockholder vote on this matter.

While you have the opportunity to vote for every 1, 2 or 3 years, or abstain from voting on the frequency of future say-on-pay votes, the Board of Directors recommends that you vote “FOR” one year.

GOVERNANCE DOCUMENTS AND CODES OF ETHICS

The Company adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, and controller. The code charges these officers with responsibilities regarding honest and ethical conduct, the preparation and quality of the disclosures in documents and reports we file with the SEC, and compliance with applicable laws, rules, and regulations. We also adopted a Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors. This Code is a statement of CST Brands’ high standards for ethical behavior, legal compliance and financial disclosure.

We post the following documents, as well as any waiver of a provision of the Code of Business Conduct and Ethics granted to any executive officer or director or material amendment to this Code, if any, on our website at www.cstbrands.com under the “Corporate Governance” tab in the “Investor Relations” section. A printed copy of any of these documents is available to any stockholder upon request. Requests for documents must be in writing and directed to CST Brands’ Corporate Secretary at the address indicated on the cover page of this Proxy Statement.

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Financial Officers

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Compensation Consultant Independence and Disclosures Policy

•	Policy on Executive Compensation in Restatement Situations

The information contained on our website is not incorporated herein by reference and does not comprise a part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

STOCKHOLDER PROPOSALS FOR 2015 CST BRANDS ANNUAL MEETING

CST Brands intends to hold its next annual meeting during the second quarter of 2015, according to its normal schedule.

Stockholders who intend to have a proposal considered for inclusion in the proxy materials for presentation at the 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must comply with the requirements of Rule 14a-8, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. A stockholder proposal pursuant to Rule 14a-8 for the 2015 Annual Meeting must be received by the corporate secretary at our principal executive offices by December 22, 2014, which is 120 calendar days prior to the anniversary of the date of this Proxy Statement.

If you wish to present a stockholder proposal at the 2015 Annual Meeting of stockholders that is not the subject of a proposal pursuant to Rule 14a-8, then you must following the procedures outlined in Article I of our Amended and Restated Bylaws. According to our Amended and Restated Bylaws, CST Brands must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2015 Annual Meeting. To be timely, such notice must have been delivered to the CST Brands Secretary at the principal executive offices set forth on the first page of this Proxy Statement between March 6, 2015 and the close of business on April 3, 2015.

The written notice must set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, if any, (B) the class or series and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, if any, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner not later than 10 days after the Record Date for the meeting to disclose such ownership as of the Record Date), and (C) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

The notice must set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director: (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three years, and any other relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith or any other third party, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting on concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (C) disclosure of any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification, and/or disclosure of any compensation or other payment received from any person or entity other than the Company in connection with their candidacy or service or action as a director of the Company and/or disclosure of any compensation or other payment received from any person or entity other than the Company in connection with their candidacy or service as a director of the Company.

With respect to each nominee for election or reelection to the Board of Directors, the notice must include the completed and signed questionnaire, representation and agreement required by the Company’s bylaws. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, the notice must set forth (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, and (B) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

OTHER MATTERS

No business other than the matters set forth in this Proxy Statement is expected to come before the meeting, but should any other matters requiring a stockholder’s vote arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of CST Brands. If a nominee for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of CST Brands.

Upon the written request of any person whose proxy is solicited hereunder, CST Brands will furnish without charge to such person a copy of its annual report filed with the SEC on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2013. Such written request is to be directed to Investor Relations, One Valero Way, Building D, Suite 200, San Antonio, TX 78249.

By Order of the Board of Directors

Cynthia P. Hill
Corporate Secretary

San Antonio, Texas

April 21, 2014

Annex A

CST BRANDS, INC.

AMENDED AND RESTATED

2013 OMNIBUS STOCK AND INCENTIVE PLAN

This Plan, in its amended and restated form, shall be effective as of June 4, 2014, pending approval by the Company’s stockholders at the 2014 Annual Meeting of stockholders. Awards granted prior to the effective date of this amendment and restatement shall be subject to, and governed by, the terms and conditions of this Plan in effect at the time of the Award and the applicable Award Agreement, unless such Award Agreement is later amended pursuant to the terms of this Plan.

ARTICLE 1

PURPOSE

The purpose of this Plan is to attract and retain the services of employees and non-employee directors, to provide them with a proprietary interest in the Company, and to motivate them using stock-based and cash incentives linked to short-term and long-range Performance Goals and the interests of the Company’s stockholders.

ARTICLE 2

DEFINITIONS

For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1.	“Award” means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Unit Award, Performance Share, Performance Unit, Performance Cash, Dividend Equivalent or any other right or interest relating to stock or cash incentive, whether granted singly, in combination or in tandem to a Participant under this Plan (each individually referred to herein as an “Incentive”). “Award” also means any annual incentive cash bonus award made under this Plan pursuant to applicable guidelines.

2.2.	“Award Agreement” means a written agreement between a Participant and the Company, which evidences the grant of an Award and contains the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award.

2.3.	“Award Period” means the period during which one or more Incentives granted under an Award may be exercised or earned.

2.4.	“Board” means the board of directors of the Company.

2.5.	“Code” means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations promulgated thereunder.

2.6.	“Committee” means the Compensation Committee of the Board or such other Committee appointed or designated by the Board to administer this Plan in accordance with Article 3 of this Plan.

2.7.	“Common Stock” means the Company’s $0.01 par value common stock, which the Company is currently authorized to issue or may in the future be authorized to issue.

2.8.	“Company” means CST Brands, Inc., a Delaware corporation, and any successor entity.

2.9.	“Covered Participant” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and any individual the Committee determines should be treated as such a covered employee.

2.10.	“Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.

2.11.	“Dividend Equivalent” means an Award, designated as a Dividend Equivalent, granted to Participants pursuant to Section 6.8 hereof, or in conjunction with other Awards, the value of which is determined, in whole or in part, by the value of payments tied to or based on the payment of dividends to holders of Common Stock and may be conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award Agreement.

2.12.	“Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary.

2.13.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14.	“Fair Market Value” of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange on the pertinent date, or in the absence of reported sales on such day, then on the next following day for which sales were reported.

2.15.	“Incentive” means an Award under this Plan as defined by Section 2.1 of Article 2.

2.16.	“Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.17.	“Limited SAR” or “Limited Stock Appreciation Right” means an Award designated as an SAR as defined in this Article 2, which is granted with certain limiting features as determined by the Committee and as set forth in the Award Agreement at the time of grant.

2.18.	“Non-Employee Director” means a member of the Board who is not an Employee.

2.19.	“Non-qualified Stock Option” or “NQSO” means a stock option, granted pursuant to this Plan that is not intended to comply with the requirements set forth in Section 422 of the Code.

2.20.	“NYSE” means the New York Stock Exchange.

2.21.	“Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.22.	“Participant” shall mean an Employee or Non-Employee Director to whom an Award is granted under this Plan.

2.23.	“Performance Award” means an Award made pursuant to this Plan to a Participant that is subject to the attainment of one or more Performance Goals. Performance Awards may be in the form of Performance Shares, Performance Units, Performance Cash, or Dividend Equivalents.

2.24.	“Performance Cash” means an Award, designated as Performance Cash and denominated in cash, granted to a Participant pursuant to Section 6.7 hereof, the value of which is conditioned, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award Agreement.

2.25.	“Performance Goals” mean the objectives and criteria established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives is earned.

2.26.	“Performance Period” means the time period designated by the Committee during which Performance Goals must be met.

2.27.	“Performance Share” means an Award, designated as a Performance Share in the form of shares of Common Stock or other securities of the Company, granted to a Participant pursuant to Section 6.7 hereof, the value of which is determined, in whole or in part, by the value of Common Stock and/or conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award Agreement.

2.28.	“Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 6.7 hereof, the value of which is determined, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award Agreement.

2.29.	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.30.	“Plan” means the CST Brands, Inc. Amended and Restated 2013 Omnibus Stock and Incentive Plan, as originally adopted on February 28, 2013, and in its amended and restated form approved by the Board and subject to stockholder approval, as amended from time to time.

2.31.	“Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan that are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.32.	“Restricted Stock Unit” means a fixed or variable dollar-denominated right to acquire Common Stock contingently awarded pursuant to Section 6.4 of this Plan that is subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.33.	“Stock Appreciation Right” or “SAR” means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares, and may be granted as a Limited SAR.

2.34.	“SAR Price” means the Fair Market Value of each share of Common Stock covered by a SAR, on the Date of Grant of the SAR.

2.35.	“SEC” shall mean the Securities and Exchange Commission.

2.36.	“Stock Option” means a Non-qualified Stock Option or an Incentive Stock Option.

2.37.	“Stock Unit Award” means awards of Common Stock or other awards pursuant to Section 6.8 hereof that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other securities of the Company.

2.38.	“Subsidiary” means any entity for which CST Brands, Inc. is the ultimate parent company and in which all of the equity, partnership, member or other interests are owned directly or indirectly by CST Brands, Inc. or another one of its Subsidiaries. “Subsidiaries” means more than one of any such entities.

ARTICLE 3

ADMINISTRATION

3.1.	The Committee shall administer the Plan unless otherwise determined by the Board. The administering Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board; and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

3.2.	The Committee shall select one of its members to act as its Chair. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.3.

The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and

such other terms and conditions as may be approved by the Committee not inconsistent with this Plan. The Committee shall determine whether an Award shall include one type of Incentive, two or more Incentives granted in combination, or two or more Incentives granted in tandem.

3.4.	The Committee, in its discretion, shall (i) interpret this Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of this Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of this Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

3.5.	With respect to restrictions in this Plan that are based on the requirements of Rule 16b-3 under the Exchange Act, Section 422 of the Code, Section 162(m) of the Code, the rules of the NYSE or any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4

ELIGIBILITY

Employees (including Employees who are also a director or an officer) and Non-Employee Directors are eligible to participate in this Plan. The Committee, in its discretion, may grant, but shall not be required to grant, an Award to any Employee or Non-Employee Director. Awards may be granted by the Committee at any time and from time to time selectively to one or more new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, all as the Committee shall determine. Except as may be required by this Plan, Awards need not be uniform.

ARTICLE 5

SHARES SUBJECT TO PLAN

5.1.	Total Shares Available. Subject to adjustment as provided in Articles 13 and 14, the maximum number of shares of Common Stock that may be delivered pursuant to (a) Awards granted under this Plan (including Awards issued under the Plan in 2013) is 7,539,724 (the “Share Limit”) and (b) Stock Options granted under this Plan intended to be Incentive Stock Options is an amount equal to 50 percent of the Share Limit. Not more than 65 percent of the available shares pursuant to Awards under this Plan may be in the form of time-lapse Restricted Stock, time-lapse Restricted Stock Units, Stock Unit Awards, Performance Shares, Performance Units, Performance Cash or Dividend Equivalents.

5.2.	Source of Shares. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

5.3.

Restoration and Retention of Shares (“Share Counting”). If any shares of Common Stock subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company because of the Participant’s failure to comply with the terms and conditions of an Award or for any other reason, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 5.1 and may be used thereafter for additional Awards under this Plan. The following additional parameters shall apply:

(a)	To the extent an Award under this Plan is settled or paid in cash, shares subject to such Award will not be considered to have been issued and will not be applied against the maximum number of shares of Common Stock provided for in Section 5.1.

(b)	If an Award may be settled in shares of Common Stock or cash, such shares shall be deemed issued only when and to the extent that settlement or payment is actually made in shares of Common Stock. To the extent an Award is settled or paid in cash, and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under this Plan, and the maximum number of shares of Common Stock that may be issued or transferred under this Plan shall be reduced only by the number of shares actually issued and transferred to the Participant.

(c)	Notwithstanding the foregoing: (i) Shares withheld or tendered to pay withholding taxes or the exercise price of an Award shall not again be available for the grant of Awards under this Plan, and (ii) the full number of Shares subject to a Stock Option or SAR granted that are settled by the issuance of Shares shall be counted against the Shares authorized for issuance under this Plan, regardless of the number of Shares actually issued upon the settlement of such Stock Option or SAR.

(d)	Any Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for the future grant of Awards.

5.4.	Uncertificated Shares. Shares issued under this Plan will be registered in uncertificated book-entry form (unless a holder of Common Stock requests a certificate representing such holder’s shares of Common Stock). As a result, instead of receiving Common Stock certificates, holders of Common Stock will receive account statements reflecting their ownership interest in shares of Common Stock. The book-entry shares will be held with the Company’s transfer agent, which will serve as the record keeper for all shares of Common Stock being issued in connection with this Plan. Any stockholder who wants to receive a physical certificate evidencing shares of Common Stock issued under this Plan will be able to obtain a certificate by contacting the Company’s transfer agent.

ARTICLE 6

GRANT OF AWARDS

6.1.	In General.

(a)	The grant of an Award shall be authorized by the Committee and may be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s) or the value of the Performance Award (if applicable), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms as are approved by the Committee not inconsistent with this Plan. The Company may execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within 10 years of the date of adoption of this Plan or within 10 years following the date upon which the Plan was last amended and approved by its stockholders. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under this Plan.

(b)	If the Committee establishes a Date of Grant purchase price for an Award, the Participant must pay such purchase price within 30 days (or such shorter period as the Committee may specify) after the Date of Grant.

6.2.	Limitations on Awards.

(a)	This Plan is subject to the following additional limitations:

(i)	The Option Price of Stock Options cannot be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Option.

(ii)	The SAR Price of a SAR cannot be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

(iii)	Repricing of Stock Options and SAR’s or other downward adjustments in the Option Price or SAR Price of previously granted Stock Options or SAR’s, respectively, are prohibited, except in connection with a corporate transaction involving the Company such as any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares, provided that the terms of outstanding Awards may not be amended without stockholder approval to reduce the exercise price of outstanding Stock Options or SAR’s or cancel outstanding Stock Options or SAR’s in exchange for cash, other awards or Stock Options or SAR’s having an exercise price that is less than the exercise price of the original Stock Option or SAR.

(iv)	No Participant may receive during any calendar year (A) Stock Options or SARs covering an aggregate of more than 1,000,000 shares or (B) Awards that are intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code (other than Stock Options or SARs) covering an aggregate of more than 1,000,000 shares.

(v)	No Participant may receive during any calendar year Awards that are to be settled in cash covering an aggregate of more than $20,000,000.

(vi)	The term of Awards may not exceed 10 years.

(b)	Limited SAR’s granted in tandem with Stock Options or other Awards shall not be counted towards the maximum individual grant limitation set forth in this Section, as the Limited SAR will expire based on conditions described in Section 6.5(b), below.

6.3.	Rights as Stockholder. Except as provided in Section 6.4 and Section 6.8 of this Plan, until the issuance of the shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or its transfer agent), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such shares, notwithstanding the exercise of any Incentive or Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date shares are issued, except as otherwise provided in this Plan.

6.4.	Restricted Stock/Restricted Stock Units. If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall establish: (i) the number of shares of Restricted Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time(s) within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.

(a)	Record of Shares. Each Participant who is awarded Restricted Stock shall be issued the number of shares of Common Stock specified in the Award Agreement for such Restricted Stock, and such shares shall be recorded in the share transfer records of the Company and ownership of such shares shall be evidenced by a book entry notation in the share transfer records of the Company’s transfer agent. Such shares shall be registered in the name of the Participant, subject to any restrictions in effect for the Award.

(b)	Restrictions and Conditions. Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:

(i)	Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock and/or Restricted Stock Units. Except with respect to issuances hereunder representing no greater than five percent of the Share Limit, any Restricted Stock or Restricted Stock Units not granted pursuant to a Performance Award shall have a minimum Restriction Period of three years from the Date of Grant, provided that the Committee may provide for earlier vesting upon such events as the Committee deems appropriate which shall be set forth in the applicable Award Agreement. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock and/or Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii)	Except as provided in subparagraph (i) above and Section 6.8(a) below and subject to the terms of a Participant’s Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates or other evidence of ownership of shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock. Each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any forfeited shares to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.

(iii)	The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 14 of this Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock and/or Restricted Stock Units, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, and/or (v) other comparable Performance Goals, as may be determined by the Committee in its sole discretion.

6.5.	SAR’s and Limited SAR’s.

(a)	An SAR shall entitle the Participant at his or her election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefore a distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant with a cash settlement to be made for any fractional share interests. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by providing to the Participant a cash payment in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

(b)	A Limited SAR shall allow the Participant to receive from the Company cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the Limited SAR) per share over the Limited SAR Price per share specified in such Limited SAR, multiplied by the total number of shares of the Limited SAR being surrendered. The Company will satisfy its obligation with a cash settlement to be made for any fractional Limited SAR. Limited SAR’s will expire without consideration upon the vesting, exercise, or settlement, in shares and/or in cash, of Awards for which the Limited SAR was granted in tandem.

6.6.	Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and an SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

6.7.	Performance Based Awards.

(a)	Grant of Performance Awards. The Committee may issue Performance Awards in the form of Performance Shares, Performance Units, Performance Cash, or Dividend Equivalents to Participants subject to the Performance Goals and Performance Period as it shall determine. The terms and conditions of each Performance Award will be set forth in the Award Agreement. The Committee shall have complete discretion in determining the number and/or value of Performance Awards granted to each Participant. Any Performance Shares or Performance Units granted under this Plan shall have a minimum Restriction Period of one year from the Date of Grant, provided that the Committee may provide for earlier vesting upon such events as the Committee deems appropriate, which shall be set forth in the applicable Award Agreement. Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

(b)	Value of Performance Awards. The Committee shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. Such Performance Goals may be particular to a Participant, may relate to the performance of the Subsidiary or division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of financial statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured in relationship to other companies similarly or otherwise situated. The extent to which such Performance Goals are met will determine the number and/or value of the Performance Award to the Participant.

(c)	Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in a lump sum or installments in cash, shares of Common Stock, or a combination thereof as determined by the Committee.

6.8.	Other Stock Based Awards.

(a)	Grant of Other Stock Based Awards. The Committee may issue to Participants, either alone or in addition to other Awards made under this Plan, Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Committee, in its sole discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section or as an Award granted pursuant to the other provisions of this Article, may grant or provide to the Participant (i) dividends or Dividend Equivalents (payable on a current or deferred basis by crediting to an account maintained on the books of the Company, in tandem with other Awards, in addition to other Awards or freestanding and unrelated to other Awards, except not for Stock Options and unvested SAR’s) and (ii) cash payments in lieu of or in addition to an Award. The Committee, in its sole discretion, shall determine, from time to time, the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “rules”) of the Award, including but not limited to the payment or crediting of dividends or Dividend Equivalents, and shall set forth those rules in the related Award Agreement. Notwithstanding the foregoing, dividends or Dividend Equivalents shall not be payable or credited in respect of unearned Awards subject to performance conditions (other than or in addition to the passage of time), although dividends and Dividend Equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than thirty days after, such Awards are earned and become distributable as determined by the Committee.

(b)	Rules for Stock Unit Awards. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

(i)	All rights with respect to such Stock Unit Awards granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(ii)	Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

(iii)	The Committee, in its sole and complete discretion, may establish certain Performance Goals that may relate in whole or in part to receipt of the Stock Unit Awards.

(iv)	Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

(v)	The Committee as a result of certain circumstances may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of Award.

6.9.	Other Cash Based Awards. The Committee may issue to Participants, either alone or in addition to other Awards made under this Plan, the opportunity to earn a cash bonus award based upon the attainment of one or more Performance Goals for a Performance Period of one year or less, including annual incentive cash bonus awards. The Committee, in its sole and complete discretion, may grant a cash Award. The Committee shall determine the terms, conditions and payment rules of any such cash Award.

ARTICLE 7

AWARD PERIOD; VESTING

7.1.	Award Period. Subject to the other provisions of this Plan, no Incentive granted under this Plan may be exercised at any time after the end of its Award Period.

7.2.	Vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable or the restrictions thereon will immediately lapse, in whole or in part, or that all or any portion may not be exercised or the restrictions thereon will not lapse until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of this Plan. If the Committee imposes conditions upon exercise or the lapsing of restrictions, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be exercised or the restrictions may lapse, consistent with the terms of this Plan.

ARTICLE 8

TERMINATION OF SERVICE

8.1.	Termination of Service. The terms and conditions applicable to each Award in the event of a termination of service with the Company or its Subsidiaries, for any reason, shall be determined by the Committee and included in the applicable Award Agreement.

8.2.	Amendment. Subject to the limitations set forth in Section 6.2 above, the Committee or the Chief Executive Officer may prescribe new or additional terms for the vesting, exercise or realization of any Award, provided that no such action shall deprive a Participant or beneficiary, without his or her consent, of the right to any benefit accrued to his or her credit at the time of such action.

ARTICLE 9

EXERCISE OF INCENTIVE

9.1.	In General.

(a)	A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in Article 8. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms and conditions of this Plan.

(b)	An Incentive may not be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock.

9.2.	Stock Options.

(a)	Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised (the “Exercise Notice”) and the date of exercise thereof (the “Exercise Date”) in accordance with procedures established by the Company. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Company in its sole discretion.

(b)	Upon payment of all amounts due from the Participant, the Company shall cause shares of the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date, provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain possession of the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(c)	If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant’s right to purchase such Common Stock may be terminated by the Company.

9.3.

SAR’s. Subject to the conditions of this Section and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by fax) of written notice to the

Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof in accordance with procedures established by the Company. On the SAR exercise date, the Participant shall receive from the Company in exchange therefore cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

9.4.	Tax Payment Election. Subject to the approval of the Committee, and to any rules and limitations as the Committee may adopt, a person exercising an Incentive may make the payment of the amount of any taxes required to be collected or withheld by the Company in connection with such exercise in whole or in part by electing, at or before the time of exercise, either (i) to have the Company withhold from the number of shares otherwise deliverable a number of shares whose value equals the amount of the applicable supplemental wage withholding required plus any required state, local or employment tax withholdings, or (ii) to deliver certificates for other shares owned by the person exercising the Award, endorsed in blank with appropriate signature guarantee, having a value equal to the amount otherwise to be collected or withheld.

9.5.	Valuation. Any calculation with respect to a Participant’s income, required tax withholding or other matters required to be made by the Company upon the exercise of an Incentive shall be made using the Fair Market Value of the shares of Common Stock on the Exercise Date, whether or not the Exercise Notice is delivered to the Company before or after the close of trading on that date, unless otherwise specified by the Committee. Notwithstanding the foregoing, for Stock Option exercises using the Company’s “same-day-sale for cash method” or “broker sale for stock method,” a Participant’s taxable gain and related tax withholding on the exercise will be calculated using the actual market price at which shares were sold in the transaction.

ARTICLE 10

SPECIAL PROVISIONS APPLICABLE

TO COVERED PARTICIPANTS

Awards subject to Performance Goals that are intended to satisfy the deductibility requirements of Code Section 162(m) and paid to Covered Participants under this Plan shall be governed by the conditions of this Article 10 in addition to the requirements of Article 6, above. If the conditions set forth under this Article 10 conflict with the requirements of Article 6, the conditions of this Article 10 shall prevail. In the event an Award is intended to comply with Code Section 162(m), then the provisions of this Article 10 shall apply. Notwithstanding any other provision in this Plan to the contrary, the Committee may grant Awards that do not fully comply with the requirements of Code Section 162(m) to any Participant, and such non-compliant Awards will not be subject to the limitations of this Article 10.

10.1.	Establishment of Performance Goals. All Performance Goals relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

10.2.

Performance Goals. The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance

Goals for the Performance Period, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative (e.g., compared to a group of companies) terms, for the Company or any Subsidiary:

(a)	Increased revenue;

(b)	Net income measures (including but not limited to income after capital costs and income before or after taxes);

(c)	Stock price measures (including but not limited to growth measures and total stockholder return);

(d)	Market share;

(e)	Earnings per share (actual or targeted growth);

(f)	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(g)	Economic value added (“EVA”);

(h)	Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(i)	Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(j)	Operating measures (including but not limited to operating income, funds from operations, cash from operations, after-tax operating income and sales volumes);

(k)	Expense measures (including but not limited to general and administrative expense);

(l)	Margins;

(m)	Stockholder value;

(n)	Total stockholder return;

(o)	Proceeds from dispositions;

(p)	Total market value; and

(q)	Corporate values measures (including but not limited to ethics compliance, environmental, and safety).

10.3.	Compliance with Section 162(m). The Performance Goals must be objective and must satisfy third party “objectivity” standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions.

10.4.	Adjustments. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under this Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.

10.5.	Discretionary Adjustments. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

10.6.	Certification. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

10.7.	Other Considerations. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Article 10.

ARTICLE 11

AMENDMENT OR DISCONTINUANCE

11.1.	In General. Subject to the limitations set forth in this Article 11, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue this Plan in whole or in part, provided that no amendment that requires stockholder approval under the rules of the national exchange on which the shares of Common Stock are listed (or in order for this Plan and Incentives awarded under this Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section), shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under this Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to this Plan, the holder of any Incentive outstanding under this Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto.

11.2.	Amendments to Awards. Subject to the limitations set forth in this Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that, unless required by law, no action contemplated or permitted by this Article 11 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under this Plan without the consent of the affected Participant.

11.3.	Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms, conditions, and criteria of Awards in recognition of unusual or nonrecurring events (including the events described in Section 13 of this Plan) affecting the Company, any Subsidiary, or the financial statements of the Company, or in recognition of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

ARTICLE 12

EFFECTIVE DATE AND TERM

This Plan shall become effective on the date of its approval by the stockholder of the Company, and shall continue in existence and force for a period of 10 years thereafter, subject to earlier termination as prescribed under Article 11 above. After termination of this Plan, no future Awards may be granted hereunder, but any Awards or Incentives granted before the date of termination will continue to be in effect in accordance with their terms and conditions.

ARTICLE 13

CAPITAL ADJUSTMENTS

13.1.	In General. If at any time while this Plan is in effect, or Incentives are outstanding, there shall be any stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company, then:

(a)	An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under this Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

(b)	Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

(c)	Appropriate adjustments shall be made in the number of SAR’s and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price.

(d)	Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which restrictions have not yet lapsed prior to any such change.

(e)	Appropriate adjustments shall be made with respect to shares of Common Stock applicable to any other Incentives previously awarded under this Plan as the Committee, in its sole discretion, deems appropriate, consistent with the event.

13.2.	Issuance of Stock or Other Convertible Securities. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under this Plan, (ii) the number of or SAR Price or SAR’s then subject to outstanding SAR’s granted under this Plan, (iii) the number of outstanding shares of Restricted Stock, or (iv) the number of shares of Common Stock otherwise payable under any other Incentive.

13.3.	Notification. Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall notify each affected Participant its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 14

RECAPITALIZATION, MERGER AND

CONSOLIDATION;

14.1.

Adjustments, Recapitalizations, Reorganizations, or Other Adjustments. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14.2.	Acquiring Entity. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a Participant would have been entitled.

14.3.	Acquired Entity. In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company that were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

ARTICLE 15

LIQUIDATION OR DISSOLUTION

In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, sell all or substantially all of its property, or dissolve, liquidate, or wind up its affairs (each, a “Dissolution Event”), then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices or SAR Prices then in effect with respect to each Stock Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 16

ADDITIONAL AUTHORITY OF COMMITTEE

In addition to the Committee’s authority set forth elsewhere in this Plan, in order to maintain a Participant’s rights in the event of a merger, acquisition, consolidation or other corporate event or Dissolution Event described under Articles 15 and 16, the Committee, as constituted before the merger, acquisition, consolidation or other corporate event or Dissolution Event, is hereby authorized, and has sole discretion, as to any Incentive, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:

(a)	provide for the purchase of any Incentive, upon the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Incentive or realization of the Participant’s rights in the Incentive had the Incentive been currently exercisable or payable;

(b)	to the extent not inconsistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate any

Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancelation, or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the written consent of the affected Participant; or

(c)	cause any outstanding Incentive to be assumed, or new rights substituted therefor, by an acquiring or surviving corporation or successor corporation.

The Committee may in its discretion include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

ARTICLE 17

INCENTIVES IN SUBSTITUTION FOR

INCENTIVES GRANTED BY OTHER CORPORATIONS

Incentives may be granted under this Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 18

MISCELLANEOUS PROVISIONS

18.1.	Code Section 409A. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A of the Internal Revenue Code of 1986, as amended and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award. This Plan is intended to comply, and shall be administered consistently in all respects, with Section 409A, and the regulations and additional guidance promulgated thereunder to the extent applicable. Accordingly, the Company shall have the authority to take any action, or refrain from taking any action, with respect to this Plan or any Award hereunder that is reasonably necessary to ensure compliance with Code Section 409A (provided that the Company shall choose the action that best preserves the value of payments and benefits provided to Participant that is consistent with Code Section 409A); this Plan shall be interpreted in a manner that is consistent with Code Section 409A. In furtherance, but not in limitation of the foregoing:

(a)	in no event may Participant designate, directly or indirectly, the calendar year of any payment to be made hereunder;

(b)	to the extent the Participant is a “specified employee” within the meaning of Code Section 409A, payments, if any, that constitute a “deferral of compensation” under Code Section 409A and that would otherwise become due during the first six months following Participant’s termination of employment shall be delayed and all such delayed payments shall be paid in full in the seventh month after such termination date, provided that the above delay shall not apply to any payment that is excepted from coverage by Code Section 409A, such as a payment covered by the short-term deferral exception described in Treasury Regulations Section 1.409A-1(b)(4).

18.2.	Forfeiture Events; Clawback. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or the rules and regulations of the NYSE, if any, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture, or similar requirements, in addition to any otherwise applicable vesting of an Award (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).

18.3.	Investment Intent. The Company may require that there be presented to and filed with it by any Participant under this Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

18.4.	No Right to Continued Employment. Neither this Plan nor any Incentive granted under this Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

18.5.	Delegation. Subject to the terms of this Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to the terms and limitations the Committee shall determine, to grant Awards or to cancel, modify or waive rights with respect to, or to amend, suspend, or terminate Awards.

18.6.	Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

18.7.	Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

18.8.	Compliance with Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act and 162(m) of the Code), and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. This Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, and the grant or making of any Award shall be conditional and shall be granted or awarded subject to acceptance of the shares deliverable pursuant to the Award for listing on the NYSE.

18.9.	Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

18.10.	Tax Requirements, Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under this Plan or from any compensation or other amount owing to a Participant the amount (in cash, shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under this Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option or SAR, the Participant who assigns the Non-qualified Stock Option or SAR shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option or SAR by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company’s withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

18.11.	Assignability.

(a)	Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 18.10 that is not required for compliance with Section 422 of the Code.

(b)	The Committee may, in its discretion, authorize all or a portion of a Non-qualified Stock Option or SAR to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (a) there shall be no consideration for any such transfer, (b) the Award Agreement pursuant to which such Non-qualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (c) subsequent transfers of transferred Non-qualified Stock Options or SAR’s shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 10, 12, 14, 16 and 18 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options and SAR’s shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option or SAR that has been transferred by a Participant under this Section 18.11.

18.12.

No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any Affiliate and a

Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

18.13.	Governing Law. The validity, construction, enforcement and effect of the Plan and any actions taken or relating to this Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

18.14.	Successors and Assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Company’s obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. As used herein, the “Company” shall mean the Company as herein before defined and any aforesaid successor to its business and/or assets.

18.15.	No Fractional Shares. No fractional shares shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares or whether fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

ANNUAL MEETING OF STOCKHOLDERS OF

CST BRANDS, INC.

June 4, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10K are available at http://www.astproxyportal.com/ast/18249/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	00003333304000000000 5		060414

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AND FOR “1 YR” ON PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect as directors to the CST Brands Board of Directors the nominees named below for a term of three years:
				FOR	AGAINST	ABSTAIN
			Roger G. Burton	☐	☐	☐
			Stephen A. Smith	☐	☐	☐
			2. To ratify the selection of KPMG, LLP as CST Brands’ independent registered public accounting firm for the year ending December 31, 2014;	☐	☐	☐
			3. To approve the Amended and Restated 2013 Omnibus Stock and Incentive Plan (“Amended Omnibus Plan”);	☐	☐	☐
			4. To approve, by advisory vote, a resolution on executive compensation;	☐	☐	☐

			1 year	2 years	3 years	ABSTAIN
			5. To recommend, by advisory vote, the frequency of stockholder votes on executive compensation; and ☐	☐	☐	☐
6. To transact any other business that has been properly brought before the meeting in accordance with the provisions of the Company’s Amended and Restated Bylaws.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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	CST BRANDS, INC. Annual Meeting of CST Brands, Inc. to be held on June 4, 2014 for Holders as of April 14, 2014 This Proxy is Being Solicited on behalf of the Board of Directors

The undersigned stockholder of CST Brands, Inc. (the “Company”), hereby appoints Kimberly S. Bowers and Cynthia P. Hill, and each of them, proxies and attorneys-in-fact, with full power of substitution, and authorizes each of them, to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of stockholders of the Company and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting. This proxy revokes any proxy heretofore given with respect to the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4 AND FOR 1 YR ON PROPOSAL 5.

■	(Continued and to be signed on the reverse side.)		14475	■